                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K/A

                                AMENDMENT NO. 1

                                      TO

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 1997

                           THE FAIRCHILD CORPORATION
            (Exact name of registrant as specified in its charter)

    Delaware                       1-6560                       34-0728587
(State or other                 (Commission                    (IRS Employer
  jurisdiction                  File Number)                Identification No.)
of incorporation)

Washington Dulles International Airport
300 West Service Road
P.O. Box 10803
Chantilly, Virginia                                          20153
(Address of principal executive offices)                   (Zip Code)

     Registrant's telephone number, including area code (703) 478-5800

                                     N.A.
         (Former name or former address, if changed since last report)

     Item 5.    Other Events

                The undersigned hereby amends the Form 8-K filed on December 8, 1997 in order to include a signed consent of Rothstein, Kass & Company, P.C. and to include an unaudited income statement for 1994 for Nacanco Pakeltene ("Nacanco").

     Item 7.    Financial Statements and Exhibits

                (c)  Exhibits

                1. Shared Technologies Fairchild Inc. financial statements at December 31, 1996 and for each of the three years ended December 31, 1996 and for the quarter ended September 30, 1997.

                2. Nacanco's financial statements for the years ended December 31, 1995 and 1996.

                3.   Consent of Arthur Andersen LLP.

                4.   Consent of Independent Accountants.

                5.   Consent of Independent Certified Public Accountants.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 1997              THE FAIRCHILD CORPORATION

                                     By: /s/ Colin M. Cohen
                                        ----------------------------------------
                                        Name:  Colin M. Cohen
                                        Title: Senior Vice President

                                 Exhibit Index


Exhibit No.                 Description
(1)                         Shared Technologies Fairchild Inc. financial
                            statements at December 31, 1996 and for each of the
                            three years ended December 31, 1996 and for the
                            quarter ended September 30, 1997.

(2)                         Nacanco's financial statements for the year ended
                            December 31, 1995 and 1996.

(3)                         Consent of Arthur Anderson LLP.

(4)                         Consent of Independent Accountants.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Shared Technologies Fairchild Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheet of Shared Technologies Fairchild Inc. and subsidiaries (the "Company") as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The summarized financial data for Shared Technologies Cellular Inc., contained in Note 4 are based on the financial statements of Shared Technologies Cellular Inc., which were audited by other auditors. Their report has been furnished to us and our opinion, insofar as it relates to the data in Note 4, is based solely on the report of the other auditors.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Shared Technologies Fairchild Inc. and subsidiaries as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            /s/ Arthur Anderson LLP
                                            -----------------------


Washington, D.C.
March 7, 1997

                   Report of Independent Public Accountants


To the Stockholders and Board of Directors of Shared Technologies Fairchild Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheet of Shared Technologies Fairchild Inc. and Subsidiaries as of December 31, 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the two-year period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Shared Technologies Fairchild Inc. and Subsidiaries as of December 31, 1995, and the results of their operations and their cash flows for the two-year period then ended in conformity with generally accepted accounting principles.

As discussed in Note 4 to the consolidated financial statements, the Company changed its method of accounting for its investment in one of its subsidiaries.

                                            ROTHSTEIN, KASS & COMPANY, P.C.
                                            -------------------------------


Roseland, New Jersey
March 1, 1996

                         INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors of Shared Technologies Cellular, Inc.

We have audited the accompanying consolidated balance sheets of Shared Technologies Cellular, Inc. and Subsidiary as of December 31, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Shared Technologies Cellular, Inc. and Subsidiary as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company's significant operating losses, default on a promissory note, and working capital deficits raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The schedule listed in the index on Page F-1 is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, fairly states, in all material respects, the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.


                                             ROTHSTEIN, KASS & COMPANY, P.C.


Roseland, New Jersey
March 11, 1997

               SHARED TECHNOLOGIES FAIRCHILD INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1996 AND 1995
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                   ASSETS
                                                                   1996           1995
                                                                   ----           ----
CURRENT ASSETS:
Cash and cash equivalents                                      $  2,703       $    476
Billed accounts receivable, less allowance
for doubtful accounts of $611 and $410, respectively             23,752          9,855
Unbilled accounts receivable                                      8,811              -
Advances to affiliates                                                -            985
Inventories                                                       1,976              -
Other current assets                                              1,853            754
                                                               --------       --------
Total current assets                                             39,095         12,070
                                                               ========       ========

PROPERTY AND EQUIPMENT, AT COST:
Telecommunications                                               90,158         28,904
Office and data processing                                        5,776          6,049
                                                               --------       --------
                                                                 95,934         34,953
Accumulated depreciation and amortization                        28,169         18,305
                                                               --------       --------
Property and equipment, net                                      67,765         16,648

OTHER ASSETS:
Costs in excess of net assets acquired, less accumulated
amortization of $6,189 and $792                                 253,329         10,280
Deferred financing and debt issuance costs                        8,513          1,263
Investment in affiliates                                            457          1,581
Deferred income taxes                                                 -            560
Other                                                               407            461
                                                               --------       --------
                                                                262,706         14,145
                                                               --------       --------
Total assets                                                   $369,566       $ 42,863
                                                               ========       ========

The accompanying notes are an integral part of these consolidated balance sheets

               SHARED TECHNOLOGIES FAIRCHILD INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1996 AND 1995
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                  1996            1995
                                                                                  ----            ----
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations               $ 13,576        $  2,870
Accounts payable                                                                17,356           9,035
Accrued expenses                                                                 9,558           2,221
Advanced billings                                                                6,935           1,337
Accrued dividends                                                                  435               -
                                                                              --------        --------
Total current liabilities                                                       47,860          15,463
                                                                              --------        --------
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS                                   238,261           4,128
REDEEMABLE PUT WARRANT                                                           1,069             428
                                                                              --------        --------
    Total liabilities                                                          287,190          20,019
                                                                              --------        --------
REDEEMABLE CONVERTIBLE PREFERRED STOCK, $0.01 par value, authorized
250 shares, outstanding  250 shares in 1996                                     25,000               -
                                                                              --------        --------
REDEEMABLE SPECIAL PREFERRED STOCK, $0.01 par value, authorized
200 shares, outstanding 200 shares in 1996                                      14,167               -
                                                                              --------        --------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock, $0.01 par value- Series C, authorized 1,500 shares,
outstanding 428 and 907 shares in 1996 and 1995, respectively                        4               9
Series D, authorized 1,000 shares, outstanding 441 and 457 shares
in 1996 and 1995, respectively                                                       4               5
Common stock, $0.004 par value, authorized 50,000 shares,
outstanding 15,682 and 8,506 shares in 1996 and 1995, respectively                  63              34
Capital in excess of par value                                                  76,054          44,777
Accumulated deficit                                                            (32,916)        (21,981)
                                                                              --------        --------
Total stockholders' equity                                                      43,209          22,844
                                                                              --------        --------
Total liabilities and stockholders' equity                                    $369,566        $ 42,863
                                                                              ========        ========


The accompanying notes are an integral part of these consolidated balance sheets

               SHARED TECHNOLOGIES FAIRCHILD INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                   1996            1995              1994
                                                                   ----            ----              ----
REVENUES:
Shared telecommunications services                            $  96,016        $  35,176        $  28,667
Telecommunications systems                                       61,225           11,910            6,483
Cellular services                                                     -                -           10,217
                                                              ---------        ---------        ---------
             Total revenues                                     157,241           47,086           45,367
                                                              ---------        ---------        ---------
COST OF REVENUES:
Shared telecommunications services                               45,133           19,473           15,717
Telecommunications systems                                       37,439            9,399            5,161
Cellular services                                                     -                -            5,294
                                                              ---------        ---------        ---------
Total cost of revenues                                           82,572           28,872           26,172
                                                              ---------        ---------        ---------
Gross Margin                                                     74,669           18,214           19,195
Selling, General And Administrative Expenses                     55,329           16,188           16,909
                                                              ---------        ---------        ---------
Operating Income                                                 19,340            2,026            2,286
OTHER (EXPENSE) INCOME:
Gain on sale of subsidiary stock                                      -            1,375                -
Equity in loss of affiliates                                     (3,927)          (1,752)               -
Interest expense                                                (22,903)            (882)            (522)
Interest income                                                      15              205              163
Minority interest in net income of subsidiaries                       -                -             (128)
                                                              ---------        ---------        ---------
                                                                (26,815)          (1,054)            (487)
                                                              ---------        ---------        ---------
(Loss) Income before income tax (provision) benefit and
extraordinary item                                               (7,475)             972            1,799
Income tax (provision) benefit                                     (783)             (45)             487
                                                              ---------        ---------        ---------
(Loss) income before extraordinary item                          (8,258)             927            2,286
Extraordinary item, loss on early retirement of debt               (311)               -                -
                                                              ---------        ---------        ---------
Net (loss) income                                                (8,569)             927            2,286
Preferred stock dividends                                        (2,366)            (398)            (478)
                                                              ---------        ---------        ---------
Net (loss) income applicable to common stockholders           $ (10,935)       $     529        $   1,808
                                                              =========        =========        =========
(Loss) income per common share:
(Loss) income before extraordinary item                       $   (0.77)       $    0.06        $    0.27
Extraordinary item                                                (0.02)               -                -
                                                              ---------        ---------        ---------
Net (loss) income                                             $   (0.79)       $    0.06        $    0.27
                                                              ---------        ---------        ---------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                       13,787            8,482            6,792
                                                              =========        =========        =========

The accompanying notes are an integral part of these consolidated financial statements.

              SHARED TECHNOLOGIES FAIRCHILD INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                (IN THOUSANDS)

                                                                 Series C               Series D               Series E
                                                              Preferred Stock        Preferred Stock        Preferred Stock
                                                             -----------------      -----------------      -----------------
For the years ended December 31, (In thousands)              Shares     Amount      Shares     Amount      Shares     Amount
Balance, January 1, 1994                                         988    $     10        453    $     5           -    $     -
Preferred Stock
Dividend accretion of redeemable put warrant
Exercise of common stock options and warrants
Proceeds from sale of Series D preferred stock                                            4
Issuances for acquisitions                                                                                     400
Proceeds from sale of common stock,
  net of expenses of $371
Common stock issued in lieu of compensation and
conversion of Series C preferred stock and other                 (81)         (1)
Net income
                                                             -------    --------    -------    -------     -------    -------
Balance, December 31, 1994                                       907           9        457          5         400          4
Preferred stock dividends
Dividend accretion of redeemable put warrant
Exercise of common stock options and warrants
Issuance of common stock
Conversion of preferred stock                                                                                 (400)        (4)
proceeds from sale of common stock, net expenses of
$112
Common stock issued in lieu of compensation and
payment of accrued expenses
Net income                                                                                                       -          -
                                                             -------    --------    -------    -------     -------    -------
Balance, December 31, 1995                                       907           9        457          5           -          -
Preferred stock dividends
Exercise of common stock options and warrants
Issuance of common stock
Conversion of preferred stock                                   (479)         (5)       (16)        (1)
Issuance of common stock for benefit plan
Net loss
                                                             -------    --------    -------    -------     -------    -------
Balance, December 31, 1996                                       428    $      4        441    $     4           -    $     -
                                                             =======    ========    =======    =======     =======    =======
                                                                   Series F
                                                                Preferred Stock         Common Stock         Capital
                                                               -----------------        ------------       in Excess of
For the years ended December 31, (In thousands)                Shares     Amount      Shares     Amount      Par Value
Balance, January 1, 1994                                             -    $     -        5,190   $     21  $    31,759
Preferred Stock
Dividend accretion of redeemable put warrant
Exercise of common stock options and warrants                                               26                      71
Proceeds from sale of Series D preferred stock                                                                      (1)
Issuances for acquisitions                                         700          7                                4,989
Proceeds from sale of common stock,
  net of expenses of $371                                                                1,329   $      6        4,556
Common stock issued in lieu of compensation and
conversion of Series C preferred stock and other                                            83                     114
Net income                                                                                                           -
                                                               -------    -------     --------   --------  -----------
Balance, December 31, 1994                                         700          7        6,628         27       41,488
Preferred stock dividends
Dividend accretion of redeemable put warrant
Exercise of common stock options and warrants                                               17                      70
Issuance of common stock                                                                   405          2        1,804
Conversion of preferred stock                                     (700)        (7)       1,100          4            7
proceeds from sale of common stock, net expenses of
$112                                                                                       300          1        1,162
Common stock issued in lieu of compensation and
payment of accrued expenses                                                                 56                     246
Net income                                                                                                           -
                                                               -------    -------     --------   --------  -----------
Balance, December 31, 1995                                           -          -        8,506         34       44,777
Preferred stock dividends
Exercise of common stock options and warrants                                              675          3        3,210
Issuance of common stock                                                                 6,000         24       27,726
Conversion of preferred stock                                                              442          1            5
Issuance of common stock for benefit plan                                                   59          1          336
Net loss                                                                                                             -
                                                               -------    -------     --------   --------  -----------
Balance, December 31, 1996                                           -          -     $ 15,682   $     63  $    76,054
                                                               =======    =======     ========   ========  ===========
                                                                                    Obligations            Total
                                                                 Accumulated          to Issue          Stockholders'
For the years ended December 31, (In thousands)                    Deficit          Common Stock           Equity
Balance, January 1, 1994                                         $   (24,248)       $    1,756          $    9,303
Preferred Stock                                                         (478)                                 (478)
Dividend accretion of redeemable put warrant                             (25)                                  (25)
Exercise of common stock options and warrants                                                                  (71)
Proceeds from sale of Series D preferred stock                                                                  (1)
Issuances for acquisitions                                                                                   5,000
Proceeds from sale of common stock,
  net of expenses of $371                                                                                    4,562
Common stock issued in lieu of compensation and
conversion of Series C preferred stock and other                                            50                 163
Net income                                                             2,286                 -               2,286
                                                                 -----------        ----------          ----------
Balance, December 31, 1994                                           (22,465)            1,806              20,881
Preferred stock dividends                                               (398)                                 (398)
Dividend accretion of redeemable put warrant                             (45)                                  (45)
Exercise of common stock options and warrants                                                                   70
Issuance of common stock                                                                (1,806)                  -
Conversion of preferred stock                                                                                    -
proceeds from sale of common stock, net expenses of
$112                                                                                                         1,163
Common stock issued in lieu of compensation and
payment of accrued expenses                                                                                    246
Net income                                                               927                 -                 927
                                                                 -----------        ----------          ----------
Balance, December 31, 1995                                           (21,981)                -              22,844
Preferred stock dividends                                             (2,366)                               (2,366)
Exercise of common stock options and warrants                                                                3,213
Issuance of common stock                                                                                    27,750
Conversion of preferred stock                                                                                    -
Issuance of common stock for benefit plan                                                                      337
Net loss                                                              (8,569)                -              (8,569)
                                                                 -----------        ----------          ----------
Balance, December 31, 1996                                       $   (32,916)       $        -          $   43,209
                                                                 ===========        ==========          ==========

The accompanying notes are an integral part of these consolidated financial statements

               SHARED TECHNOLOGIES FAIRCHILD INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994
                                 (IN THOUSANDS)


                                                                                      1996        1995         1994
                                                                                      ----        ----         ----
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net (loss) income                                                          $  (8,569)     $   927     $  2,286
     Adjustments-
         Loss on early retirement of debt                                             311            -            -
         Depreciation and amortization                                             15,530        3,967        3,702
         Provision for doubtful accounts                                               32          321          413
         Gain on sale of subsidiary stock                                               -       (1,375)           -
         Accretion on 12 1/4% bonds                                                11,526            -            -
         Accretion on put warrant                                                     641            -            -
         Equity in loss of affiliate                                                3,927        1,752            -
         Common stock of subsidiary issued for services                                 -            -           16
         Stock options and common stock issued in lieu of
           compensation and other                                                     337          177          114
         Minority interest in net income of subsidiaries                                -            -          128
         Gain on sale of franchise                                                      -            -         (202)
         Amortization of discount on note                                               -           90           52
         Change in assets and liabilities, net of effect of acquisitions:
              Accounts receivable                                                     (86)      (2,639)      (2,147)
              Other current assets                                                    483          (52)        (179)
              Other assets                                                             83            -         (430)
              Deferred income taxes                                                   560          (10)        (550)
              Accounts payable                                                     (4,277)       2,208        1,629
              Accrued expenses                                                      2,261         (556)      (1,707)
              Advanced billings                                                     1,203           68          (67)
              Other liabilities                                                       435            -            -
                                                                                ---------      -------      -------
                  Net cash provided by operating activities                        24,397        4,878        3,058

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of equipment                                                        (9,702)      (3,679)      (3,223)
     Acquisitions, net of cash acquired                                          (225,924)      (1,382)      (3,948)
     Payments to affiliate                                                         (8,407)           -            -
     Deferred merger costs                                                              -         (750)           -
     Other investments                                                             (2,804)        (106)           -
     Long-term deposits                                                                 -          (10)           -
                                                                                ---------      -------      -------
                  Net cash used in investing activities                          (246,837)      (5,927)      (7,171)
                                                                                ---------      -------      -------


               Shared Technologies Fairchild Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows
                  Years Ended December 31, 1996, 1995, and 1994
                          (In Thousands) (Continued)


                                                                                      1996         1995        1994
                                                                                      ----         ----        ----
Cash flows from financing activities:
     Repayments of long-term debt and capital lease obligations                  $(12,662)     $(2,226)    $(2,409)
          Proceeds from borrowings-                                                     -        2,684       2,315
          Credit Facility term loans                                              120,000            -           -
          Revolving Credit Facility                                                10,000            -           -
          Senior Subordinated Discount Notes                                      114,999            -           -
     Proceeds from sales of common and preferred stock                              3,213        1,233       4,631
     Preferred stock dividends paid                                                (1,467)        (398)       (478)
     Deferred financing and debt issuance costs                                    (9,416)           -           -
     Cash of subsidiary previously consolidated                                         -          (10)          -
     Repayment of advances to subsidiary                                                -           70           -
     Deferred registration costs                                                        -            -        (182)
                                                                                ---------     --------    --------
                  Net cash provided by financing activities                       224,667        1,353       3,877
                                                                                ---------     --------    --------

NET INCREASE (DECREASE) IN CASH                                                     2,227          304        (236)

CASH, beginning of year                                                               476          172         408
                                                                                ---------     --------    --------
CASH, end of year                                                                $  2,703      $   476    $    172
                                                                                =========     ========    ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
     Cash paid during the years for-
         Interest                                                               $  11,377      $   856    $    441
         Income taxes                                                                 223           84         -

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Obligations to issue common stock in connection with acquisitions                       -            -          50
     Issuance of preferred stock in connection with acquisition                    38,269            -       5,000
     Issuance of common stock to acquire FII                                       27,750            -           -
     Redeemable put warrant issued in connection with bank financing                    -            -         358
     Capital lease obligations incurred for lease of new equipment                      -          355          64
     Dividend accretion on redeemable put warrant                                       -           45          25
     Dividend accretion on preferred stock                                            899            -           -
     Costs of intangible assets included in accounts payable                            -            -         203
     Note received for sale of franchise                                                -            -         202
     Issuance of note relating to acquisition                                           -          800           -
     Issuance of common stock to settle accrued expenses                                -           69           -
     Deferred merger costs included in accounts payable                                 -          513           -
     Reclassification of advance to subsidiary to investment in subsidiary              -        1,184           -



The accompanying notes are an integral part of these consolidated financial statements.

               Shared Technologies Fairchild Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                        As of December 31, 1996 and 1995
                      (In Thousands Except per Share Data)




1.   BUSINESS AND ORGANIZATION:

On March 13, 1996, Shared Technologies Inc. merged with Fairchild Industries, Inc. ("FII"), and changed its name to Shared Technologies Fairchild Inc. ("STFI") (see Note 3).

STFI, together with its subsidiaries (collectively the "Company") operates in the telecommunications industry by providing shared telecommunications services ("STS") and telecommunications systems ("Systems") which provides telecommunications and office automation services and equipment to tenants of office buildings. One of the Company's affiliates, Shared Technologies Cellular Inc. ("STC"), is a national cellular service provider, offering short-term rentals, prepaid and activation services through major retail outlets across the United States.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries in which the Company has a controlling interest. The effects of all significant intercompany transactions have been eliminated in consolidation. Investments in companies owned between 20 and 50 percent by the Company are recorded using the equity method.

CASH EQUIVALENTS/STATEMENTS OF CASH FLOWS

For purposes of these statements, the Company considers all highly liquid investments with original maturity dates of three months or less as cash equivalents. The Company maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not subject to any significant credit risk on cash.

UNBILLED RECEIVABLES AND ADVANCED BILLINGS

Unbilled receivables arise from those contracts under which billings can only be rendered upon the achievement of certain contract stages or upon submission of appropriate billing detail. Advanced billings represent pre-billings for services not yet rendered. Advanced billings are generally for services to be rendered within one year.

INVENTORIES

Inventories are stated at the lower of cost or market. Cost is determined primarily using the weighted average method. The inventories consist of telecommunications equipment to be installed at customer sites.

PROPERTY AND EQUIPMENT

Properties are stated at cost and depreciated over estimated useful lives, generally on a straight-line basis. All telecommunications equipment is classified as equipment. No interest costs were capitalized in any of the years presented. Useful lives for property and equipment are:

     Telecommunications equipment            8 years
     Office and data processing          3 - 8 years

Depreciation expense related to property and equipment amounted to $10,133, $3,534 and $3,123 for 1996, 1995 and 1994, respectively.

REVENUE RECOGNITION

The majority of the Company's revenues are related to the sale and installation of telecommunications equipment and services and maintenance after the sale. Service revenues are billed and earned on a monthly basis. For systems installations, usually three to five months, the Company uses the percentage-of-completion method, measured by costs incurred versus total estimated cost at completion. The Company bills equipment rentals, local telephone access service and maintenance contracts in advance. The deferred revenue is relieved when the revenue is earned. Systems and equipment sales are recognized at time of shipment.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

AMORTIZATION OF COST IN EXCESS OF NET ASSETS ACQUIRED

The excess of cost of purchased businesses over the fair value of their net assets at acquisition dates is being amortized on a straight-line basis primarily over 40 years. The Company recorded amortization of $5,397, $433 and $579 for the years ended 1996, 1995 and 1994, respectively.

DEFERRED FINANCING AND DEBT ISSUANCE COSTS

Costs incurred related to the issuance of debt are deferred and are being amortized over the life of the related debt. The amortization of deferred financing and debt issuance costs included in interest expense was $939 in 1996.

INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established, when necessary, to reduce the deferred income tax assets to the amount expected to be realized.

INCOME (LOSS) PER COMMON SHARE

Primary income (loss) per common share is computed by deducting preferred stock dividends from net income. The resulting net income applicable to common stock, is divided by the weighted average number of common shares outstanding, including the dilutive effect, if any, of options, warrants and obligations to issue common stock.

Fully diluted income (loss) per common share is computed by dividing net income applicable to common stock by the weighted average number of common and common equivalent shares and the effect of preferred stock conversions, if dilutive. Fully diluted income (loss) per common share is substantially the same as primary income (loss) per common share for the years ended December 31, 1996, 1995 and 1994.

IMPAIRMENT OF LONG-LIVED ASSETS

In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," the Company reviews its long-lived assets, including property and equipment, goodwill and identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine recoverability of its long-lived assets the Company evaluates the probability that future undiscounted net cash flows, without interest charges, will be less than the carrying amount of the assets. Impairment is measured at fair value.

RECLASSIFICATIONS

Certain reclassifications to prior year financial statements were made in order to conform with the current year presentation.

3.   THE MERGER AGREEMENT AND OTHER ACQUISITIONS:

On March 13, 1996, the Company's stockholders approved and the Company consummated its merger with FII, a subsidiary of RHI Holdings, Inc. ("RHI") for consideration of $295,191 of securities and assumed debt. Under the merger agreement, STFI issued to RHI 6,000 shares of common stock, 250 shares of convertible preferred stock with a $25,000 initial liquidation preference and 200 shares of special preferred stock with a $20,000 initial liquidation preference (see Note 8). The Company issued 12 1/4 percent Senior Subordinated Discount Notes Due 2006 with an initial accreted value of $114,999 and received $125,000 (of an available $145,000) in loans from a credit facility with financial institutions (see Note 6). The funds were used primarily for the retirement of certain liabilities assumed from FII in connection with the merger, and the retirement of the Company's existing credit facility. In connection with the merger, the Company entered into two-year employment agreements with key employees for annual compensation aggregating $1,250, and adopted the 1996 Equity Incentive Plan. The merger was accounted for using the purchase method of accounting and resulted in $248,117 of cost in excess of net assets acquired, which is being amortized over 40 years.

On June 30, 1995, the Company purchased all of the outstanding capital stock of Office Telephone Management ("OTM"). OTM provides telecommunication management services primarily to businesses located in executive office suites. The purchase price was $2,135 of which $1,335 was paid in cash and the balance through the issuance of an $800 note, (discounted at 8.59 percent) payable June 30, 2005.

In June 1994, the Company acquired all of the partnership interests in Access Telecommunication Group, L.P. and Access Telemanagement, Inc. (collectively Access). The purchase price was $9,252 of which $4,252 was paid in cash and the balance through the issuance of 400 shares of Series E Preferred Stock valued at $3.75 per share and 700 shares of Series F Preferred Stock valued at $5.00 per share.

The following unaudited pro forma financial statements of operations for 1996 and 1995 give effect to the acquisitions as if they had occurred on January 1 of each year.


                                                        1996          1995
                                                        ----          ----
               (Unaudited)
Revenues                                            $184,525      $174,852
Income before extraordinary items                     (4,621)       (8,528)
Net income                                            (4,932)       (8,528)
Net income available to common stockholders           (8,520)      (12,246)

(Loss) income per common share:
     (Loss) income before extraordinary item        $  (0.60)     $  (0.86)
     Extraordinary item                                (0.02)         -
                                                    --------      --------
     Net (loss) income                              $  (0.62)     $  (0.86)
                                                    ========      ========


4.   INVESTMENT IN AFFILIATE:

During December 1995, STC issued approximately $3,000 in voting preferred stock to third parties. The voting rights assigned to the preferred stock reduced the Company's voting interest in STC to approximately 42.7 percent, resulting in the Company's loss of voting control of STC. As a result of additional common stock issuances to third parties, partially offset by the Company's receiving 250 shares of STC Series B voting Convertible Preferred Stock, the Company's voting interest in STC was reduced to approximately 41.3 percent during 1996. Accordingly, STC has been accounted for on the equity method for 1996 and 1995.

The summarized balance sheet of STC as of December 31, 1996 and 1995, and the related summarized statement of operations of STC for the years then ended, are as follows:


                                                                    1996        1995
                                                                    ----        ----
Summarized balance sheet:
     Current assets                                              $ 2,070     $ 5,824
     Telecommunications and office equipment, net                  2,131       2,158
     Other assets                                                 10,061       6,396
                                                                 -------     -------
                  Total assets                                   $14,262     $14,378
                                                                 =======     =======
     Current liabilities                                         $11,045       7,676
     Note payable                                                    360       1,600
                                                                 -------     -------
                  Total liabilities                               11,405       9,276
     Stockholders' equity                                          2,857       5,102
                                                                 -------     -------
                  Total liabilities and stockholders' equity     $14,262     $14,378
                                                                 =======     =======
Summarized statement of operations:
     Revenues
     Gross margin                                                $20,914     $13,613
     Operating loss                                                7,285       5,026
     Net loss                                                      6,888       2,989
                                                                   8,796       2,848


5.   Accrued Expenses:

Accrued expenses at December 31, 1996 and 1995, consist of the following:

                                                1996        1995
                                                ----        ----
State sales and excise taxes                  $1,986      $1,040
Deferred lease obligations                         -         222
Property taxes                                   230         150
Concession fees                                  204         176
Salaries and wages                             3,598           -
Other                                          3,540         633
                                              ------      ------
                                              $9,558      $2,221
                                              ======      ======

6.   LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS:

Long-term debt and capital lease obligations at December 31, 1996 and 1995, consist of the following:

                                                  1996       1995
                                                  ----       ----
Credit Facility Term Loans                      $113,250    $    -
Revolving Credit Facility                         10,000         -
Senior Subordinated Discount Notes               126,525         -
Bank Revolver                                          -     2,174
Other long-term debt and capital leases            2,062     4,824
                                                --------    ------
                                                 251,837     6,998
Less- Current portion                             13,576     2,870
                                                --------    ------
                                                $238,261    $4,128
                                                ========    ======

THE CREDIT FACILITY

The Company, through its wholly owned subsidiary, Shared Technologies Fairchild Communications Corp. ("STFCC"), entered into a Credit Facility with a consortium of banks upon the merger with FII in March 1996. The Credit Facility consists of
(a) a Tranche A Senior Secured Term Loan Facility providing for term loans to the Company in a principal amount not to exceed $50.0 million (the "Tranche A Term Facility"); (b) a Tranche B Senior Secured Term Loan Facility providing for term loans to the Company in a principal amount not to exceed $70.0 million (the "Tranche B Term Facility" and, together with the Tranche A Term Facility, the "Term Facilities"); and (c) a Senior Secured Revolving Credit Facility providing for revolving loans to the Company in an aggregate principal amount at any time not to exceed $25 million (the "Revolving Facility").

The Tranche A Term Facility requires quarterly payments due over 5 years; $44,750 was outstanding at year end. The Tranche B Term Facility requires quarterly payments over 7 years; $68,500 was outstanding at year end.

The Company will be required to make mandatory prepayments of loans in amounts, at times and subject to exceptions (a) in respect of 75 percent (subject to step-down based upon a leverage ratio test) of consolidated excess cash flow of the Company and its subsidiaries, (b) in respect of 100 percent of the net proceeds of certain dispositions of assets or the stock of subsidiaries or the incurrence of certain indebtedness by the Company or any of its subsidiaries and
(c) in respect of 100 percent (subject to step-down based upon a leverage ratio test) of the net proceeds of the issuance of any equity securities by the Company or any of its subsidiaries. At the Company's option, loans may be repaid, and revolving credit commitments may be permanently reduced, in whole or in part, at any time.

The obligations of the Company's wholly owned subsidiary, STFCC, under the Credit Facility are unconditionally and jointly and severally guaranteed by the Company and the subsidiary guarantors. In addition, the Credit Facility is secured by first priority security interests in all the capital stock and the tangible and intangible assets of the Company and the guarantors, including all the capital stock of, or other equity interests in, the Company and each direct or indirect domestic subsidiary of the Company. The wholly owned subsidiary, STFCC, is restricted from payment of dividends or other distributions to its parent, STFI, except to the extent necessary to pay preferred dividends and other identified items.

At the Company's option, the interest rates per annum applicable to the Credit Facility will be either Adjusted LIBOR plus a margin ranging from 2.75 to 3.50 percent, or the Adjusted Base Rate plus a margin ranging from 1.75 to 2.50 percent. The Alternate Base Rate is the higher of Credit Suisse's Prime Rate and the Federal Funds Effective Rate plus 0.5 percent. At December 31, 1996, the interest rate for the Tranche A Term Facility was 8.375 percent and the interest rate for the Tranche B Term Facility was 9.125 percent. The Revolving Facility interest rates at year end ranged from 8.125 to 10.0 percent.

As required under the Credit Agreement, the Company entered into interest rate swap agreements with two commercial banks. The three contracts, each with a $10,000 notional amount, expire from May 1999 through May 2001. In order to protect the Company from interest rate increases, the agreements require the Company to pay a fixed interest rate in lieu of a variable interest rate. The Company accounts for the interest rate swaps as hedge agreements and recognizes interest expense based on the fixed rate.

The Credit Facility contains a number of significant covenants that, among other things, restricts the ability of the Company to dispose of assets, incur additional indebtedness, repay other indebtedness or amend other debt instruments, pay dividends, create liens on assets, enter into leases, investments or acquisitions, engage in mergers or consolidations, make capital expenditures, or engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. In addition, under the Credit Facility, the Company is required to comply with specified financial ratios and tests, including a limitation on capital expenditures, a minimum Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA") test (as defined), a fixed charge coverage ratio, an interest coverage ratio, a leverage ratio and a minimum net worth test.

SENIOR SUBORDINATED DISCOUNT NOTES

As part of the acquisition of FII, the Company also issued $163,637 of aggregate principal amount (with an initial accreted value of $114,999) of Senior Subordinated Discount Notes (the "Discount Notes"). The discount notes bear an annual interest rate of 12.25 percent with the principal fully due on March 1, 2006. Interest will begin accruing on March 1, 1999, with payments due semi-annually thereafter. The discount on the Discount Notes is being amortized to interest expense using the effective interest method over the three year accretion period, ending March 1, 1999.

The Discount Notes are not redeemable prior to March 1, 2001 except that, subject to certain limitations, until 1999, the Company may redeem, at its option, up to an aggregate of 25 percent of the principal amount of the Discount Notes at a specified redemption price plus accrued interest until the date of the redemption. On or after March 2001, the Discount Notes are redeemable at the option of the Company, in whole or in part, at the specified redemption prices plus accrued interest to the date of redemption.

Upon a change in control of the Company, as defined, the holders of the Discount Notes may require the Company to repurchase the Discount Notes at 101 percent of the accreted value plus accrued interest to the date of repurchase.

The Discount Notes of the Company's wholly owned subsidiary, STFCC, are subordinated to all existing and future senior indebtedness, as defined, of the Company. The Discount Notes are unconditionally and jointly and severely guaranteed on an unsecured senior subordinated basis by the Company and its subsidiary guarantors.

In addition to similar restrictions to the Credit Agreement, the indenture under which the Discount Notes were issued limits (i) the issuance of additional debt and preferred stock by the Company and subsidiaries, (ii) the payment of dividends on capital stock of the Company and its subsidiaries and the purchase, redemption or retirement of capital stock or indebtedness, (iii) investments and
(iv) sales of assets, including capital stock of subsidiaries.

BANK REVOLVER

In May 1994, the Company entered into a $5,000 financing agreement with a bank collateralized by certain assets of the Company. The agreement provided for a revolving credit line for a maximum, as defined, of $4,000 to be used for expansion in the shared telecommunications services business and a $1,000 term loan. The Company retired this debt in 1996 and recorded an extraordinary expense of $311.

DEBT MATURITY

Scheduled maturities on long-term debt and capital lease obligations are as follows:


Year Ending                                 Long-Term         Capital Lease
December 31,                                   Debt            Obligations
------------                                   ----            -----------
1997                                          $ 13,036             $  540
1998                                            16,528                349
1999                                            11,926                 88
2000                                            10,120                 31
2001                                            31,370                  -
Thereafter                                     204,961                  -
                                              --------             ------
                  Subtotal                     287,941              1,008

Less- Accretion of 12-1/4% discount notes      (37,112)                 -
                                              --------             ------
                  Total debt maturities       $250,829             $1,008
                                              ========             ======


If the Company is unable to generate sufficient cash flow or otherwise fails to comply with the various debt covenants, it would be in default under the terms thereof. This would permit the holders of such indebtedness to accelerate the maturity of such indebtedness and could cause default under such indebtedness of the Company. The Company's ability to meet its obligations will be dependent upon the future performance of the Company, which will be subject to prevailing economic conditions and to financial, business and other factors, including factors beyond the control of the Company.

7.   REDEEMABLE PUT WARRANT:

In connection with the May 1994 bank financing agreement, the Company issued the bank a redeemable put warrant for a number of common shares of the Company's outstanding common stock, subject to certain anti-dilution adjustments. The warrant was redeemable at the Company's option prior to May 1996, and is redeemable at the bank's option at any time after May 1997. As defined in the agreement, the Company has guaranteed the bank a minimum of $500 in cash upon redemption of the warrant, and therefore, initially valued the warrant at the present value of the minimum guarantee discounted at 11.25 percent. To the extent that the Company's stock price exceeds approximately $6.03 per share, the bank may elect to receive stock in lieu of the $500 cash as the value of the stock will exceed $500. At December 31, 1996, the Company's stock price was $9.125 per share. The Company has therefore accreted through interest expense the additional value due to the bank, resulting in a liability of $1,069 at year-end. The liability will continue to fluctuate until redemption based on the Company's stock price.

8.   REDEEMABLE PREFERRED STOCK:

CONVERTIBLE PREFERRED STOCK

In connection with the Merger, the Company issued non-voting Convertible Preferred Stock to RHI with an initial liquidation preference of $25.0 million. Dividends on the Convertible Preferred Stock are payable quarterly at the rate of 6 percent per annum in cash. If for any reason a dividend is not paid in cash when scheduled, the amount of such dividend shall accrue interest at a rate of 12 percent per annum until paid.

The Convertible Preferred Stock has a liquidation preference of $25.0 million in the aggregate plus an additional amount equal to the total amount of dividends the holder would have received if dividends were paid quarterly in cash at the rate of 10 percent per annum for the life of the issue, minus the total amount of cash dividends actually paid (the "Liquidation Preference"). Each share is convertible at any time at the option of the holder into such number of Common Shares as is determined by dividing the Liquidation Preference thereof by the conversion price of $6.375. The conversion price is subject to adjustment upon occurrence of adjustment events including, but not limited to, stock dividends, stock subdivisions and reclassifications or combinations.

The Convertible Preferred Stock is not redeemable at the Company's option during the first three years after issuance, but thereafter, upon 30 days' prior written notice, is redeemable at the Company's option at a redemption price of 100 percent of the Liquidation Preference. In March 2008, the Company is required to redeem 100 percent of the outstanding shares of Convertible Preferred Stock at the Liquidation Preference.

SPECIAL PREFERRED STOCK

In connection with the Merger, the Company issued non-voting Special Preferred Stock to RHI with an initial Liquidation Preference of $20.0 million and recorded at an initial fair value of $13,269. No dividends are payable on the Special Preferred Stock until 2007 when the outstanding Special Preferred Stock will receive a dividend at a rate equal to the interest rate on the Discount Notes and calculated on the then outstanding Liquidation Preference. The Special Preferred Stock's initial liquidation preference of $20.0 million will increase by $1.0 million each year after 1996 to a maximum liquidation preference of $30.0 million in 2007. The Company is accreting the Special Preferred Stock to $30.0 million using the effective interest method and records the accretion as preferred dividends.

Shares are redeemable at the Company's option at any time upon 30 days' prior written notice, at a redemption price of 100 percent of the Liquidation Preference. All outstanding Special Preferred Stock is mandatorily redeemable in its entirety at 100 percent of the Liquidation Preference upon a change of control of the Company and, in any event, in 2008. In addition, in March of each year, commencing with March 31, 1997, the Company is required to redeem, at a price equal to 100 percent of the liquidation preference in effect from time to time, an amount of Special Preferred Stock equal to 50 percent of the amount, if any, by which the consolidated EBITDA, as defined, of the Company and its subsidiaries exceeds a specified amount for the immediately preceding year ended December 31. At December 31, 1996, the threshold was $47,000; therefore, no amounts were due.

9.   STOCKHOLDERS' EQUITY:

SHAREHOLDERS AGREEMENT

RHI and the Company are parties to a Shareholders Agreement pursuant to which they have agreed to cause the Board of Directors to consist at all times of eleven directors, with RHI having the ability to nominate three or four and the Chairman and Chief Executive Officer of the Company having the ability to nominate seven. Each party agrees to vote for the other party's nominees. Under the terms of the Shareholders

Agreement, the Chairman and Chief Executive Officer of the Company and RHI have agreed to certain restrictions with respect to the resale of securities, other than the Special Preferred Stock, of the Company owned by them as of the date of the Merger.

The Shareholders Agreement terminates at such time as either the Chairman and Chief Executive Officer of the Company or RHI owns less than 25 percent of the shares of Common Stock owned respectively by such Stockholders on the date of the Merger or the current individual ceases to be Chief Executive Officer of the Company.

COMMON STOCK

The Company has authorized 50,000 shares of common stock at $0.004 par value per share with equal voting rights.

During January 1995, the Company completed a private placement to sell to a certain investor 300 shares of common stock at $4.25 per share, pursuant to Regulation S of the Securities Act of 1933. The Company received $1,163, after deducting expenses of $112, including an underwriter commission of $102 paid to a firm in which one of the principals is a director and stockholder of the Company. In addition, the underwriter was granted a five year common stock purchase warrant to acquire 30 shares of the Company's common stock for $5.00 per share.

In May and June 1994, the Company sold, through a private placement to certain investors, 1,329 shares of common stock and an equal number of warrants, for net proceeds of $4,562, after deducting expenses of $371. The warrants are exercisable prior to June 26, 1999 at a per share price of $4.25, subject to certain anti-dilution protection. As of December 31, 1995, no warrants had been exercised.

SERIES C PREFERRED STOCK

Series C Preferred Stock is non-voting and is entitled to a liquidation value of $4 per share and dividends of $.32 per share per annum, payable quarterly in arrears. These shares are convertible into common stock, at the holder's option, on a one share of common stock for two shares of Series C Preferred Stock basis, at any time, subject to certain anti-dilution protection for the Preferred Stockholders. At the Company's option, the Series C Preferred Stock is redeemable, in whole or in part, at any time after June 30, 1993, at $6 per share plus all accrued dividends.

SERIES D PREFERRED STOCK

In December 1993, the Company commenced a private placement to sell to certain investors units consisting of one share of Series D Preferred Stock and one warrant to purchase one share of common stock. As of December 31, 1995, the Company had sold 457 units for net proceeds of $1,740, after deducting expenses of $430. Series D Preferred Stock is entitled to dividends of 5 percent per annum, payable quarterly, and may be redeemed for $7 per share, plus all accrued dividends, at the option of the Company. The shares are non-voting and are convertible into shares of the Company's common stock on a one-for-one basis at the holder's option. The shares are senior to all shares of the Company's common stock and junior to Series C Preferred Stock. The common stock purchase warrants are exercisable at a per share price of $5.75. In connection with the offering, an investment banking firm received warrants to purchase 16 shares of the Company's common stock at an exercise price of $5.75 per share. As of December 31, 1996, 428 warrants had been exercised.

SERIES E PREFERRED STOCK

The Series E Preferred Stock was converted into 400 shares of common stock in January 1995. The holders also received warrants, which expire on December 31, 1999, to purchase 175 shares of the Company's common stock, at an exercise price of $4.25 per share, subject to certain anti-dilutive provisions.

SERIES F PREFERRED STOCK

These shares were converted on August 1, 1995 into 700 shares of common stock. In 1996, an additional 111 shares of the Company's common stock were issued in connection with the provisions of conversion of the Series F Preferred Stock, as defined.

Additionally, the Company issued warrants to the sellers of Access to purchase 225 shares of the Company's common stock at an exercise price of $4.25 per share, subject to certain anti-dilution adjustments.

10.  GAIN ON SALE OF SUBSIDIARY COMMON STOCK:

In April 1995, STC completed its SB-2 filing with the Securities and Exchange Commission and became a public company. Prior to this date, STC was approximately an 86 percent owned subsidiary of the Company. STC sold 950 shares of common stock at $5.25 per share, which generated net proceeds of approximately $3,274 after underwriters' commissions and offering expenses. The net effect of the public offering on the consolidated financial statements was a gain of approximately $1,375.

11.  STOCK OPTION PLANS:

1987 STOCK OPTION PLAN

Under the 1987 Stock Option Plan (the "1987 Plan"), the Company is authorized to issue options to purchase an aggregate of 1,200 shares of Common Stock of the Company. All options granted are exercisable at the date of grant, with a term of five to ten years and are exercisable in accordance with vesting schedules set individually by the Board of Directors. As of December 31, 1996, approximately 131 options were available for grant. Options to purchase 556 shares of common stock were outstanding at December 31, 1996.

BOARD OF DIRECTORS STOCK OPTION PLAN

The Board of Directors Stock Option Plan (the "Directors' Plan"), was adopted by the Board of Directors in 1994 and accepted by the stockholders of the Company in 1995. Under the Directors' Plan, an "independent director" is a director of the Company who is neither an employee nor a principal stockholder of the Company. The Directors' Plan provided for a one-time grant of an option to purchase 15 shares of common stock to all independent directors who served during the 1994-95 term.

Each independent director who received the initial one-time option grant in 1994, and who was elected to a new term as a director in 1995 or is reelected in 1996, shall receive upon such reelection a grant of an option for 5 or 10 options, respectively. Reelection after 1996 of any independent director in service as of September 22, 1994, shall entitle such director to a grant of 15 options.

All options issued under the Directors' Plan are exercisable at the closing bid price for the date preceding the date of grant. The options vest over three years and are exercisable for so long as the optionee continues as an independent director and for a period of 90 days after the optionee ceases to be a director of the Company. The maximum term of the option is ten years from the date of grant. The maximum number of shares of common stock which may be issued under the Directors' Plan is 250 shares, of which options to purchase 145 are outstanding as of December 31, 1996.

1996 EQUITY INCENTIVE PLAN

In connection with the acquisition of FII, the Company adopted the 1996 Equity Incentive Plan (the "1996 Plan"), pursuant to which the Company will offer shares, and share-based compensation, to key employees. The 1996 Plan provides for the grant to eligible employees of stock options, stock appreciation rights, restricted stock, performance shares, and performance units (the "Awards"). The 1996 Plan is administered by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee"). The 1996 Plan provides that not more than 1,500 shares of common stock will be granted under the 1996 Plan, subject to certain anti-dilutive adjustments. The exercise price will be set by the Compensation Committee, but can not be less than the market value of the stock at date of issuance. Stock appreciation rights may be granted only in tandem with stock options. Options to purchase 1,478 shares of common stock were outstanding at December 31, 1996.

                               SUMMARY ACTIVITY


                                               NUMBER OF                        WEIGHTED
                                                OPTIONS           RANGE         AVERAGE
                                               ---------     --------------    ----------
Balance outstanding, January 1, 1994                464       $1.72 - 11.00        $4.06
     Granted                                        317        3.25 - 4.50          3.60
     Expired                                        (59)       4.00 - 5.50          5.43
     Exercised                                      (25)          2.84              2.84
                                               ---------     --------------    ----------
Balance outstanding, December 31, 1994              697       1.72 - 11.00          3.78
     Granted                                         40           4.13              4.13
     Expired                                         (2)       5.00 - 5.72          5.16
     Exercised                                       (2)       2.28 - 2.84          2.58
                                               ---------     --------------    ----------
Balance outstanding, December 31, 1995              733       1.72 - 11.00          3.79
     Granted                                      1,716        4.13 - 7.75          4.50
     Expired                                        (32)           4.38             4.38
     Exercised                                     (238)       1.72 - 5.50          3.48
                                               ---------     --------------    ----------
Balance outstanding, December 31, 1996            2,179      $1.72 - $11.00     $   4.37
                                               =========     ==============    ==========


At December 31, 1996, there were 440 options immediately exercisable at prices ranging from $2 to $11.

The Company adopted the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation, " effective for the Company's December 31, 1996, financial statements. The Company applies APB Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, compensation cost has been recognized for its stock plans based on the intrinsic value of the stock option at date of grant (i.e., the difference between the exercise price and the fair value of the Company's stock). Had compensation cost for the Company's stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of SFAS No. 123, the Company's net (loss) income and (loss) earnings per share would have been reduced to the pro forma amounts indicated below.


                                                        1996         1995
                                                        ----         ----
Net (loss) income available to common shareholders:
     As reported                                      $(10,935)     $ 529
     Pro forma                                         (12,364)       507
(Loss) earnings per share:
     As reported                                         (0.79)      0.06
     Pro forma                                           (0.90)      0.06


Because the SFAS No. 123 method of accounting has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

The fair value of each option granted was $3.26 per option and was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1996 and 1995: risk-free interest rates of 6.0 percent; no dividend yields; expected lives of 5 to 10 years; and expected volatilities of 52 percent.

12.  RETIREMENT AND SAVINGS PLAN:

On March 3, 1989, the Company adopted a savings and retirement plan (the "Plan"), which covers substantially all of the Company's employees. Participants in the Plan may elect to make contributions up to a maximum of 20 percent of their compensation. For each participant, the Company will make a matching contribution of one-half of the participant's contributions, up to 5 percent of the participant's compensation. Matching contributions may be made in the form of the Company's common stock and are vested at the rate of 33 percent per year. The Company's expense relating to the matching contributions was approximately $609, $199 and $163 for 1996, 1995 and 1994, respectively. At December 31, 1996 and 1995, the Plan owned 148 and 134 shares, respectively, of the Company's common stock.

13.  INCOME TAXES:

Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Income tax (expense) benefit consists of the following:


                                               1996       1995      1994
                                               ----       ----      ----
Current:
     Federal                                  $   -      $ (10)    $   -
     State and local                           (223)       (45)      (63)
                                              ------     ------    ------
                                               (223)       (55)      (63)
                                              ------     ------    ------
Deferred:
     Federal                                   (560)        10       550
     State and local                              -          -         -
                                              ------     ------    ------
                                               (560)        10       550
                                              ------     ------    ------
Total (expense) benefit                       $(783)     $ (45)    $ 487
                                              ======     ======    ======


The income tax provision for continuing operations differs from that computed using the statutory Federal income tax rate of 35 percent in 1996, 1995 and 1994 for the following reasons.

                                                             1996         1995        1994
                                                             ----         ----        ----
Computed statutory amount                                   $2,616       $(340)      $(630)
Effect of net operating losses                                   -         285         567
Valuation allowance on net operating loss tax benefits      (3,004)         10         550
Other                                                         (395)          -           -
                                                            ------       -----       -----
                                                            $ (783)      $ (45)      $ 487
                                                            ======       =====       =====


The following table is a summary of the significant components of the continuing operations portion of the Company's deferred tax assets and liabilities as of December 31, 1996 and 1995.


                                                        DEFERRED (PROVISION)
                                                              BENEFIT
                                                              -------
                                                         1996          1995
                                                         ----          ----
Deferred tax assets:
     Equity in loss of subsidiary                      $  1,588          104
     Accrued expenses not yet tax deductible              5,581          164
     NOL carryforwards                                    9,156        8,641
                                                       --------      -------
                                                         16,325        8,909

Deferred tax liabilities:
     Asset basis differences - fixed assets             (11,008)      (1,218)
     Asset basis differences - intangible assets
  (Goodwill and other intangibles)                       (1,373)        (183)
                                                       --------      -------
                                                        (12,381)      (1,401)
                                                       --------      -------



Deferred tax asset, net             3,944          7,508

Less- Valuation allowance          (3,944)        (6,948)
                                  -------        -------
     Net deferred tax asset       $    --        $   560
                                  =======        =======


At December 31, 1996 and 1995, the Company recorded net deferred tax assets of $0 and $560, respectively, and corresponding valuation allowances of $3,944 and $6,948, respectively. The valuation allowances were decreased by $3,004, $439 and $1,418 respectively, for the years ended December 31, 1996, 1995 and 1994.

At December 31, 1996, the Company's NOL carryforward for federal income tax purposes is approximately $23,100, expiring between 2001 and 2011. NOL's available for state income tax purposes are less than those for federal purposes and generally expire earlier. Limitations apply to the use of NOL's.

14.  COMMITMENTS AND CONTINGENCIES:

COMMITMENTS

The Company has entered into operating leases for the use of office facilities and equipment, which expire through 2007. Certain of the leases are subject to escalations for increases in real estate taxes and other operating expenses. Rent expense amounted to approximately $6,093, $2,200 and $1,856 for the years ended December 31, 1996, 1995 and 1994, respectively.

Aggregate approximate future minimum lease payments are as follows:


                                                OPERATING
                                                LEASES
                                                -------
1997                                             $5,278
1998                                              4,807
1999                                              4,156
2000                                              3,345
2001                                              2,674
Thereafter                                        3,230
                                                -------
                                                $23,490
                                                =======


CONTINGENCIES

As a result of the acquisition of FII (the "Merger"), the Company became liable for all liabilities of FII with respect to the operations of the former businesses of FII, including the FII Telecommunications Business and its aerospace and industrial fasteners business up to the effective date of the Merger as well as operations of FII disposed of prior to the Merger, including its injection molding business. As a matter of law, the Company will not be released from FII's obligations with respect to such liabilities.

As a pre-condition of the Merger: (a) FII, its parent RHI, and RHI's parent, Fairchild and certain other subsidiaries of Fairchild underwent a recapitalization pursuant to which FII divested itself of all assets unrelated to the FII Telecommunications Business; (b) RHI assumed all liabilities of FII unrelated to the FII Telecommunications Business (other than the Retained Liabilities), including but not limited to the following (collectively, the "Non-communications Liabilities"): (i) contingent liabilities related to a dispute with the United States Government under Government Contract Accounts rules concerning potential liability arising out of the use of and accounting for approximately $50.0 million in excess pension funds relating to certain government contracts in the discontinued aerospace business of FII; (ii) all environmental liabilities except those related to the FII Telecommunications Business; (iii) approximately $50.0 million (at June 30, 1995) of costs associated with post-retirement healthcare benefits; and (iv) all other accrued liabilities and any and all other unasserted liabilities unrelated to the FII Telecommunications Business; and (c) pursuant to certain indemnification agreements (the "Indemnification Agreements"), the Company is indemnified (i) by Fairchild and RHI jointly and severally with respect to all Non-communications Liabilities and all tax liabilities of FII and STFTI resulting from the FII Recapitalization or otherwise attributable to periods prior to the Merger and
(ii) by Fairchild Holding Corp. (a company formed in connection with the FII Recapitalization) with respect to the liabilities that are indemnified for being herein collectively referred to as the "Indemnified Liabilities"). The Company believes no taxable gain or loss was recognized by FII or any of its affiliates on the transfer of the FII assets and liabilities pursuant to the FII recapitalization.

In December 1995, a suit was filed against the Company in U.S. District Court for the Southern District of New York alleging breach of a letter agreement and seeking an amount in excess of $2.25 million for a commission allegedly owed to a vendor as a result of a vendor initiating negotiations between the Company and FII and negotiating the Merger. A vendor has alleged that the Company entered into a fee agreement, whereby the Company agreed to pay to the vendor 0.75 percent of the value of the transaction as a fee. FII has denied that FII at any time engaged the vendor for this transaction. The Company filed an answer in January 1996, denying that any commission is owed. This litigation is in the discovery process. Management believes, however, that an adverse outcome, if any, will not have a material adverse effect on the Company's consolidated financial statements.

In January 1994, the Company entered into a consulting agreement for financial and marketing services, which expires in November 1996. The agreement provides for the following compensation; $30 upon signing, $6 per month retainer, and $150 upon the attainment of a specific financial ratio, which as of December 31, 1995 had been attained. In addition, the consultant was issued a three year warrant to purchase 300 shares of the Company's common stock at a purchase price of $5.75 per share and a five year warrant to purchase 250 shares of the Company's common stock at a purchase price of $7.00 per share. The consultant may not compete with the Company during the term of this agreement and for two years thereafter.

In November 1995, the Company entered into a three year consulting agreement with a financial advisor requiring annual compensation of $250.

In December 1995, the Company granted options to employees of the Company, STC and certain members of the Board of Directors of the Company and STC, to purchase an aggregate of 350 shares of STC common stock, held by the Company. The options are exercisable for five years, at $2.50 per share.

The Company's sales and use tax returns in certain jurisdictions are currently under examination. Management believes these examinations will not result in a material change from liabilities provided.

In addition to the above matters, the Company is a party to various legal actions, the outcome of which, in the opinion of management, will not have a material adverse effect on results of operations, cash flows or financial position of the Company.

15.  RELATED PARTY TRANSACTIONS:

As of December 31, 1993, the company had paid approximately $288 of life insurance premiums on behalf of an officer of the Company, which was to be repaid from the proceeds of a $2,500 face value life insurance policy owned by the president. In January 1994, the beneficiary on the policy was changed to the Company in order to reduce the premium payments required by the Company. As of December 31, 1996, the amount due to the Company for premiums paid exceeded the cash surrender value of the policy by approximately $130. Accordingly, the officer has agreed to reimburse the Company for this amount. The receivable and cash surrender value are reflected in other assets in the accompanying consolidated balance sheets.

16.  FAIR VALUE OF FINANCIAL INSTRUMENTS:

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. Financial instruments are defined as cash, evidence of an ownership interest in an entity or a contract that imposes a contractual obligation to deliver cash or other financial instruments to the second party. In cases where quoted market prices are not available, fair values are based on estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments.

CURRENT ASSETS AND LIABILITIES

The carrying amount reported in the balance sheet approximates the fair value for cash and cash equivalents, accounts receivable, accounts payable, advanced billings, deferred revenue, accrued liabilities and capital lease obligations.

LONG-TERM DEBT

There is no active market for the Company's long-term debt securities, and consequently, no quoted market prices are available. The Company's long-term debt securities can be segregated into two distinct categories: variable rate long-term debt that reprices frequently and fixed rate long-term debt.

VARIABLE RATE LONG-TERM DEBT - The Company's Credit Facility Term Loans, Credit Revolving Facility and Bank Revolver carry a rate of interest which varies in relation to LIBOR or prime, a common market interest rate. Because these loans reprice within one to six months, fluctuations in market interest rates do not materially impact the fair market value of these obligations. Therefore, the carrying value of these financial instruments approximate fair market value.

FIXED RATE LONG-TERM DEBT - The fair value of the Company's Senior Subordinated Discount Notes is estimated using a discounted cash flow analysis based on the Company's borrowing cost for similar credit facilities, at December 31, 1996. As minimal changes in the market level of interest rates occurred since issuance in March 1996, the Company estimates that carrying value approximates fair market value, at December 31, 1996.

INTEREST RATE SWAP AGREEMENTS

The Company holds interest rate swap agreements with two commercial banks in order to reduce the impact of potential interest rate increases on its variable rate debt. At December 31, 1996, it would have cost approximately $1,059 to break the Company's interest rate swap agreements. The Company is exposed to credit loss in the event of non-performance by the banks, however, such non-performance is not anticipated.

REDEEMABLE PUT WARRANT

The carrying amount of the redeemable put warrant approximates fair market value as it is adjusted quarterly to reflect the Company's liability due to the holder.

REDEEMABLE PREFERRED STOCK

The Company estimates the fair market value of the Redeemable Convertible Preferred Stock at carrying value based on the conversion feature and underlying value of common stock at year end.

The fair market value of the Redeemable Special Preferred Stock is estimated at carrying cost. Carrying cost reflects a discount to face value.

This disclosure relates to financial instruments only. The fair value assumptions were based upon subjective estimates of market conditions and perceived risks of the financial instruments at a certain point in time.

17.  CONSOLIDATING FINANCIAL STATEMENTS:

The following unaudited statements separately show Shared Technologies Fairchild Inc. and the subsidiaries of Shared Technologies Fairchild Inc. (representing Shared Technologies Fairchild Communications Corp., and Shared Technologies Fairchild Telecommunications Inc., or "STFTI"). These statements are provided to fulfill reporting requirements and represent guarantors of the Senior Subordinated Discount Notes issued by STFCC.


                                                                                 Eliminating    Consolidated
                                                        STFTI          STFCC         STFI          Entries         STFI
                                                      ---------      ---------     ---------      ---------      ---------
Assets:
  Current assets-
      Cash and cash equivalents                       $   2,377      $       -     $     326      $       -      $   2,703
      Accounts receivable, net                           32,520              -            43              -         32,563
      Other current assets                                3,829              -             -              -          3,829
                                                      ---------      ---------     ---------      ---------      ---------
               Total current assets                      38,726              -           369              -         39,095
                                                      ---------      ---------     ---------      ---------      ---------
  Equipment-
      Property and equipment                             95,934              -             -              -         95,934

      Accumulated depreciation                          (28,169)             -             -              -        (28,169)
                                                      ---------      ---------     ---------      ---------      ---------
                                                         67,765              -             -              -         67,765
                                                      ---------      ---------     ---------      ---------      ---------

  Other assets-
      Costs in excess of net assets acquired, net       253,329              -             -              -        253,329
      Deferred financing and debt issuance costs              -          8,513             -              -          8,513

      Investments in affiliates                               -              -        12,053        (11,596)           457

      Investment in Subsidiaries                              -         95,421        84,905       (180,326)             -

      Other                                                 407              -             -              -            407

      Note receivable                                         -        134,461             -       (134,461)             -
                                                      ---------      ---------     ---------      ---------      ---------
                                                        253,736        238,395        96,958       (326,383)       262,706
                                                      ---------      ---------     ---------      ---------      ---------
               Total assets                           $ 360,227      $ 238,395     $  97,327      $(326,383)     $ 369,566
                                                      =========      =========     =========      =========      =========
Liabilities and stockholders' equity:
  Current liabilities-
      Current portion of long-term debt and
        capital lease obligations                     $       -      $  13,576     $       -      $       -      $  13,576

      Accounts payable                                   17,356              -             -              -         17,356

      Accrued expenses                                    9,553              -             5              -          9,558

      Advanced billings                                   6,935              -             -              -          6,935

      Accrued dividends                                       -              -           435              -            435
                                                      ---------      ---------     ---------      ---------      ---------
               Total current liabilities                 33,844         13,576           440              -         47,860
                                                      ---------      ---------     ---------      ---------      ---------
  Long-term debt, less current portion                  134,461        238,261             -       (134,461)       238,261
                                                      ---------      ---------     ---------      ---------      ---------
  Redeemable put warrant                                      -              -         1,069              -          1,069
                                                      ---------      ---------     ---------      ---------      ---------
  Redeemable convertible preferred stock                      -              -        25,000              -         25,000
                                                      ---------      ---------     ---------      ---------      ---------
  Redeemable special preferred stock                          -              -        14,167              -         14,167
                                                      ---------      ---------     ---------      ---------      ---------
  Stockholders' equity-
      Preferred stock Series C                                -              -             4              -              4



      Preferred stock Series D                                     -              -              4              -              4
      Common stock                                                 -              -             63              -             63
      Capital in excess of par value                               -              -         76,054              -         76,054

      Accumulated deficit                                     11,596        (13,442)       (19,474)       (11,596)       (32,916)
      Intercompany                                           180,326              -              -       (180,326)             -
                                                           ---------      ---------      ---------      ---------      ---------
               Total stockholders' equity                    191,922        (13,442)        56,651       (191,922)        43,209
                                                           ---------      ---------      ---------      ---------      ---------
               Total liabilities and
                 stockholders' equity                      $ 360,227      $ 238,395         97,327      $(326,383)     $ 369,566
                                                           =========      =========      =========      =========      =========


                                                                                        Eliminating   Consolidated
                                                             STFTI         STFCC           STFI          Entries          STFI
                                                           ---------      ---------      ---------      ---------      ---------
Revenues                                                   $ 152,241      $       -      $   5,000      $       -      $ 157,241
Cost of revenues                                              81,616              -            956              -         82,572
                                                           ---------      ---------      ---------      ---------      ---------
Gross margin                                                  70,625              -          4,044              -         74,669
                                                           ---------      ---------      ---------      ---------      ---------
Selling, general and administrative expenses                  55,329              -              -              -         55,329
                                                           ---------      ---------      ---------      ---------      ---------
Operating income                                              15,296              -          4,044              -         19,340

Other (expense) income
   Equity in (loss) earnings of subsidiary and affiliates          -              -        (11,986)         8,059         (3,927)
   Interest expense, net                                      (9,461)       (13,442)            15              -        (22,888)
                                                           ---------      ---------      ---------      ---------      ---------
                                                              (9,461)       (13,442)       (11,971)         8,059        (26,815)
                                                           ---------      ---------      ---------      ---------      ---------

Income (loss) before income taxes provision and
   extraordinary item                                          5,835        (13,442)        (7,927)         8,059         (7,475)

Income tax provision                                            (783)             -              -              -           (783)
                                                           ---------      ---------      ---------      ---------      ---------
Income (loss) before extraordinary item                        5,052        (13,442)        (7,927)         8,059         (8,258)

Extraordinary item, loss on early retirement                    (311)             -              -              -           (311)
                                                           ---------      ---------      ---------      ---------      ---------
Net income (loss)                                              4,741        (13,442)        (7,927)         8,059         (8,569)

Preferred stock dividends                                          -              -         (2,366)             -         (2,366)
                                                           ---------      ---------      ---------      ---------      ---------
Net income (loss) applicable to common stock               $   4,741      $ (13,442)     $ (10,293)     $   8,059      $ (10,935)
                                                           =========      =========      =========      =========      =========


                                                                                        Eliminating   Consolidated
                                                             STFTI         STFCC           STFI          Entries          STFI
                                                           ---------      ---------      ---------      ---------      ---------
Cash flows from operating activities:
     Net (loss) income                                     $   4,741      $ (13,442)     $  (7,927)     $   8,059      $  (8,569)
     Adjustments-
         Loss on early retirement of debt                        311              -              -              -            311
         Depreciation and amortization                        15,530              -              -              -         15,530
         Provision for doubtful accounts                          32              -              -              -             32
         Accretion on 12 1/4% bonds                                -         11,526              -              -         11,526
         Accretion on put warrant                                  -              -            641              -            641



         Equity in earnings (loss) of affiliate                 -              -         11,986         (8,059)         3,927
         Stock options and common stock issued
           in lieu of compensation and other                    -              -            337              -            337
     Changes in assets and liabilities, net of
       effect of acquisitions:
         Accounts receivable                                  (44)             -            (42)             -            (86)
         Other current assets                                 483              -              -              -            483
         Other assets                                          83              -              -              -             83
         Deferred income taxes                                  -              -            560              -            560
         Accounts payable                                  (4,277)             -              -              -         (4,277)
         Accrued expenses                                   2,261              -              -              -          2,261
         Advanced billings                                  1,203              -              -              -          1,203
         Other liabilities                                      -              -            435              -            435
                                                        ---------      ---------      ---------      ---------      ---------
               Net cash provided by
                    operating activities                   20,323         (1,916)         5,990              -         24,397
                                                        ---------      ---------      ---------      ---------      ---------
Cash flows from investing activities:
     Purchases of equipment                                (9,702)             -              -              -         (9,702)
     Acquisition, net of cash acquired                   (225,924)             -              -              -       (225,924)
     Payments to affiliate                                 (8,407)             -              -              -         (8,407)
     Investments in affiliates                                  -              -         (2,804)             -         (2,804)
                                                        ---------      ---------      ---------      ---------      ---------
                  Net cash used in investing
                    activities                           (244,033)             -         (2,804)             -       (246,837)
                                                        ---------      ---------      ---------      ---------      ---------
Cash flows from financing activities:
     Repayments of long-term
       debt and capital lease obligations                  (4,912)        (7,750)             -              -        (12,662)
     Proceeds from borrowings-
         Credit facility term loans                             -        120,000              -              -        120,000
         Revolving credit facility                              -         10,000              -              -         10,000
         Senior subordinated discount notes                     -        114,999              -              -        114,999
     Proceeds from sales of common and
       preferred stock                                          -              -          3,213              -          3,213
     Preferred stock dividends paid                             -              -         (1,467)             -         (1,467)
     Deferred financing and debt issuance costs                 -         (9,416)             -              -         (9,416)
     (Advances to) amounts received from affiliates       230,523       (225,917)        (4,606)             -              -
                                                        ---------      ---------      ---------      ---------      ---------
               Net cash provided by
                    financing activities                  225,611          1,916         (2,860)             -        224,667
                                                        ---------      ---------      ---------      ---------      ---------
Net increase (decrease) in cash                             1,901              -            326              -          2,227
Cash, beginning of year                                       476              -              -              -            476
                                                        ---------      ---------      ---------      ---------      ---------
Cash, end of year                                       $   2,377      $       -      $     326      $       -      $   2,703
                                                        =========      =========      =========      =========      =========


Shared Technologies Fairchild Inc.
Consolidated Balance Sheets
September 30, 1997 and December 31, 1996
(in thousands)



                                     September 30,1997     December 31, 1996
ASSETS                                  (unaudited)
CURRENT ASSETS:
  Cash                                   $     178            $   2,703
 Accounts receivable, less allowance
  for doubtful accounts of $300
  in 1997 and $611 in 1996                  34,155               32,563
 Inventories                                 4,735                1,976
 Other current assets                        3,961                1,853
             Total current assets           43,029               39,095

Equipment:
     Property & Equipment                  105,302               95,934
     Accumulated depreciation              (37,234)             (28,169)
                                            68,068               67,765

Other Assets:
 Investments in affiliates                     754                  457
 Intangible assets                         258,075              261,842
 Deferred income taxes                           -                    -
 Other                                         316                  407
                                           259,145              262,706
                                         ---------            ---------
                 Total assets            $ 370,242            $ 369,566
                                         =========            =========

The accompanying notes are an integral part of these financial statements

Shared Technologies Fairchild Inc.
Consolidated Balance Sheets
September 30, 1997 and December 31, 1996
(in thousands)


                                              September 30,1997    December 31, 1996
                                                 (unaudited)
Liabilities and Stockholders' Equity CURRENT LIABILITIES:

  Current portion of long-term
  debt and capital lease obligations               $  16,083           $  13,576
  Accounts payable                                    18,394              17,356
  Accrued expenses                                     7,948               9,558
  Accrued dividends                                    1,555                 435
  Advanced billings                                    7,079               6,935
        Total current liabilities                     51,059              47,860


Long-Term Debt and Capital Lease
Obligations less current
portion                                              239,633             238,261

Redeemable Put Warrant                                   887               1,069

Convertible preferred stock
$.01 par value, authorized 250 shares,
outstanding 250 shares in 1997 and 1996               25,000              25,000

Special preferred stock
$.01 par value, authorized 200 shares,
outstanding 200 shares in 1997 and 1996               15,061              14,167

STOCKHOLDERS'  EQUITY:

 Preferred Stock, $.01 par value, authorized
 25,000 shares:
 Series C, outstanding no shares in 1997 and
 428 shares in 1996                                        -                   4
 Series D, outstanding 58 shares in 1997 and
 441 shares in 1996                                        1                   4
 Common stock; $.004 par value, 50,000 shares
 authorized, outstanding 17,186 shares in 1997
 and 15,682 shares in 1996                                69                  63
Additional paid-in capital                            78,137              76,054
Accumulated deficit                                  (39,605)            (32,916)
     Total stockholders' equity                       38,602              43,209

     Total liabilities and
     stockholders' equity                          $ 370,242           $ 369,566


The accompanying notes are an integral part of these financial statements

Shared Technologies Fairchild Inc.
Consolidated Statements of Operations
For the Nine Months Ended
September 30, 1997 and 1996
(in thousands except per share data)
(unaudited)

                                                September 30, 1997   September 30, 1996
Revenue:
  Shared telecommunications services                 $  82,539          $  69,310
  Telecommunications systems                            59,240             41,585

     Total Revenue                                     141,779            110,895

Cost of Revenue:
  Shared telecommunications services                    39,272             34,233
  Telecommunications systems                            31,853             25,019

     Total Cost of Revenue                              71,125             59,252

Gross Margin                                            70,654             51,643

Selling, General & Administrative Expenses:             51,536             39,118

Operating Income                                        19,118             12,525

Other income (expense):
Equity in loss of affiliate                               (210)            (2,009)
Net interest expense                                   (21,694)           (15,246)
                                                       (21,904)           (17,255)

Income (loss) before income taxes and
extraordinary items                                     (2,786)            (4,730)
Income tax                                                (214)               (74)
Income (loss) before extraordinary item                 (3,000)            (4,804)
Extraordinary item, loss on early retirement
 of debt                                                     -               (310)
Net Income(loss)                                        (3,000)            (5,114)
Preferred Stock Dividends                               (3,689)            (1,682)

Net income (loss) applicable to
common stock                                         $  (6,689)         $  (6,796)

Net (loss) per common share:
 Income (loss) before extraordinary item             $   (0.42)         $   (0.49)
 Extraordinary item                                          -               (.02)
 Net income (loss)                                   $   (0.42)         $   (0.52)


Weighted Average Shares Outstanding                     16,039             13,316


    The accompanying notes are an integral part of these financial statements

Shared Technologies Fairchild Inc.
Consolidated Statements of Operations
For the Three Months Ended
September 30, 1997 and 1996
(in thousands except per share data)
(unaudited)

                                                September 30, 1997    September 30, 1996
Revenue:
  Shared telecommunications
  services                                           $ 26,937              $ 27,384
  Telecommunications systems                           19,224                19,739

     Total Revenue                                     46,161                47,123

Cost of Revenue:
  Shared telecommunications services                   13,061                13,143
  Telecommunications  systems                          11,434                11,301

     Total Cost of Revenue                             24,495                24,444

Gross Margin                                           21,666                22,679

Selling, General & Administrative Expenses:            17,202                16,262

Operating Income                                        4,464                 6,417

Other income (expense):
Equity in loss of affiliate                               (24)                 (310)
Net interest expense                                   (7,214)               (6,995)
                                                       (7,238)               (7,305)

Income (loss) before income taxes and
extraordinary items                                    (2,774)                 (888)
Income tax                                                 (6)                  (34)
Income (loss) before extraordinary item                (2,780)                 (922)
Extraordinary item, loss on early retirement
 of debt                                                    -                     -
Net Income(loss)                                       (2,780)                 (922)
Preferred Stock Dividends                              (1,390)               (1,081)

Net income (loss) applicable to
   common stock                                      $ (4,170)             $ (2,003)

Net (loss) per common share:
 Income (loss) before extraordinary item             $  (0.25)             $  (0.13)
 Extraordinary item                                         -                     -
 Net income (loss)                                   $  (0.25)             $  (0.13)


Weighted Average Shares Outstanding                    16,531                15,066


    The accompanying notes are an integral part of these financial statements

Shared Technologies Fairchild Inc.
Consolidated Statements of Cash Flows
For the Nine Months Ended
September 30, 1997 and 1996
(in thousands)
(unaudited)

                                                      September 30, 1997     September 30, 1996
Cash Flows Used in Operating Activities:
  Net Income (loss)                                       $  (3,000)            $  (5,114)
  Adjustments:
  Extraordinary loss on early retirement of
   debt                                                          --                   310
  Depreciation & amortization                                14,294                11,525
  Accretion of put warrant                                     (182)                   --
  Equity in loss of subsidiary                                  210                 2,009
  Accretion on 12 1/4% bonds                                 11,782                 7,803
  Amortization of discount on note                                                     14
  Change in Assets and Liabilities:
           Accounts receivable                               (1,592)               (1,031)
           Inventory                                         (2,759)                   --
           Other current assets                              (2,369)                 (627)
           Other assets                                       1,016                 1,732
           Accounts payable                                   1,038                   646
           Accrued expenses                                    (490)                2,039
           Advanced billings                                    144                  (472)
Net cash provided by operating activities                    18,092                18,834

Cash Flows Used in Investing Activities
  Purchases of equipment                                     (9,368)               (7,092)
  Investments in subsidiaries                                  (507)               (1,494)
  Acquisitions, net of cash acquired                         (1,240)               (4,011)
  Net cash used in investing activities                     (11,115)              (12,597)
Cash Flows From Financing Activities:
    Preferred stock dividends                                (3,689)               (1,007)
    Repayments of notes payable, long-term
     debt and capital lease obligations                      (9,903)             (192,004)
    Borrowings under notes payable and long-
     term debt                                                2,000               244,999
    Payments to affiliate                                        --                (8,407)
    Deferred finance costs                                     (886)               (9,416)
    Proceeds from sales of common stock                       2,082                   373
    Repayment of FII preferred stock                            894               (40,706)
    Net cash provided by (used in) financing
     activities                                              (9,502)               (6,168)

    Net increase (decrease) in cash                          (2,525)                   69

Cash, Beginning of Period                                     2,703                   476
Cash, End of Period                                       $     178             $     545

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for -
     Interest                                             $  12,908             $   6,300
     Income taxes                                               214                   119
Non cash transactions-
     Issuance of common stock to acquire FII                     --                27,750
     Issuance of preferred stock to acquire FII                  --                38,269


   The accompanying notes are an integral part of these financial statements.

Shared Technologies Fairchild Inc.
Consolidated Statement of Stockholders' Equity
For the period ended September 30, 1997
(in thousands)

                                                Series C                 Series D
                                            Preferred Stock           Preferred Stock
                                          Shares       Amount      Shares        Amount
Balance, January 1, 1997                    428         $  4          441         $  4

Preferred stock dividends                     -            -            -            -

Dividend accretion of special
preferred stock                               -            -            -            -

Exercise of common stock                      -            -            -            -
options and warrants

Issuance of common stock for 401(k)
plan match                                    -            -            -            -

Preferred stock converted to common
stock                                      (428)          (4)        (383)          (3)

Net loss                                      -            -            -            -


Balance, September 30, 1997                   -         $  -            58        $  1


     The accompanying notes are an integral part of these financial statements

Shared Technologies Fairchild Inc.
Consolidated Statement of Stockholders' Equity
For the period ended September 30, 1997
(in thousands)

                                                                Additional
                                           Common Stock          Paid-in
                                      Shares         Amount      Capital
Balance, January 1, 1997              15,682        $    63      $76,054

Preferred stock dividends

Dividend accretion of special
preferred stock

Exercise of common stock options
and warrants                             724              3        1,498

Issuance of common stock
for 401(k)plan match                      82              -          580

Preferred stock converted
to common stock                          698              3            5

Net Loss

Balance, September 30, 1997           17,186        $    69      $78,137


              The accompanying notes are an integral part of these
                              financial statements

Shared Technologies Fairchild Inc.
Consolidated Statement of Stockholders' Equity
For the period ended September 30, 1997
(in thousands)


                                                                     Total
                                                 Accumulated      Stockholders'
                                                   Deficit           Equity
Balance, January 1, 1997                           (32,916)          43,209

Preferred stock dividends                           (2,795)          (2,795)

Dividend accretion of special preferred stock         (894)            (894)

Exercise of common stock options and warrants                         1,501

Issuance of common stock for 401(k) plan match                          580

Preferred stock converted to common stock                                 1

Net loss                                            (3,000)          (3,000)

Balance, September 30, 1997                       ($39,605)        $ 38,602


    The accompanying notes are an integral part of these financial statements

Shared Technologies Fairchild Inc.
Notes to Consolidated Financial Statements
September 30, 1997
(in thousands)
(Unaudited)

1. Basis of Presentation:

     The consolidated financial statements included herein have been prepared by Shared Technologies Fairchild Inc. (the Company) pursuant to the rules and regulations of the Securities and Exchange Commission and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary to present a fair statement of the results for interim periods. Certain information and footnote disclosures have been omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these consolidated financial statements be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's December 31, 1996 report on Form 10-K.


2. Investment in Unconsolidated Subsidiary

     The Company's investment in its unconsolidated subsidiary, Shared Technologies Cellular, Inc. (STC), is accounted for under the equity method. Prior to December 1995, STC was a majority-owned subsidiary and was included on a consolidated basis. During December 1995, STC issued approximately $3,000 in voting preferred stock to third parties. Although the Company's ownership percentage of approximately 58% did not change, the voting rights assigned to the preferred stock reduced the Company's voting interest in STC, resulting in the Company's loss of voting control of STC. Accordingly, STC has been accounted for on the equity method since 1996. At September 30, 1997 the Company had an ownership interest of approximately 25.4% in STC. Summarized balance sheet and statement of operations information for STC as of, and for the nine months ended, September 30, 1997 is as follows:

                           Summarized Balance Sheet

Current assets                               $   3,379
Property and equipment, net                      1,844
Other assets                                     9,614
Total assets                                 $  14,837

Current liabilities                          $   9,457
Note payable                                     1,193
Total liabilities                               10,650
Stockholders' equity                             4,187
Total liabilities and stockholders' equity   $  14,837

                      Summarized Statement of Operations

  Revenues                                   $  19,089
  Gross margin                                   8,430
  Operating loss                                  (471)
  Net loss                                        (670)


     In August 1996 the Company reached an agreement with STC to purchase $2,500 in STC preferred stock. This investment was financed through the conversion of existing advances owed by STC to the Company in the amount of $1,200 and a cash payment of $1,300. The STC preferred stock was convertible into 833 shares of common stock at the Company's option. In addition, upon conversion of such STC preferred stock, the Company would receive a warrant to purchase an additional 833 shares of STC common stock, subject to adjustment. Subsequently, in August 1997, the Company sold such preferred stock to a third party investor for $250 and recorded a gain of $20.


3. Acquisitions:

     On March 13, 1996, the Company's stockholders approved and the Company consummated its merger with Fairchild Industries, Inc.("FII"), following a reorganization transferring all non-communication assets to FII's parent, RHI Holding, Inc. ("RHI"). The Company changed its name to Shared Technologies Fairchild Inc.("STFI"). Pursuant to the merger agreement, STFI issued to RHI, 6,000 shares of common stock, 250 shares of convertible preferred stock with a $25,000 liquidation preference and 20 shares of special preferred stock with a $20,000 initial liquidation preference. In addition the Company raised in the capital market approximately $111,000 after offering expenses, through the issuance of 12 1/4% Senior Subordinated Notes Due 2006 and approximately $125,000 (of an available $145,000) in loans from a credit facility with financial institutions. The funds were used primarily for the retirement of certain liabilities assumed from FII in connection with the merger, and the retirement of the Company's existing credit facility. In connection with the merger, the Company entered into two year employment agreements with key employees for initial annual compensation aggregating $1,250, and adopted the 1996 Equity Incentive Plan. The merger was accounted for using the purchase method of accounting. The total purchase consideration of approximately $71,581 was allocated to the net tangible and intangible assets of FII based upon their respective fair market values as follows:

Assets
  Cash                                $    1,551
  Accounts receivable                     24,747
  Other current assets                     2,572
  Equipment                               51,532
  Goodwill                               248,008
  Total Assets                           328,410
Liabilities and stockholders' equity
  Capital lease obligations           $     (262)
  Accounts payable                       (11,577)
  Accrued expenses                        (6,981)
  Advanced billings                       (6,102)
  Due to affiliated company               (8,407)
  Long term debt                        (182,794)
  FII preferred stock                    (40,706)
  Net purchase price                  $    71,581


     The following unaudited pro forma statements of operations for the nine months ended September 30, 1996 give effect to the above acquisitions and the change in reporting of STC to the equity method (Note 2) and the pro forma effect of STC acquisitions, as if they occurred on January 1, 1996:


                                              1996
Revenues                                   $ 138,178
Cost of revenues                              70,968
  Gross margin                                67,211
  Selling, general and
  administrative expenses                     50,310
  Operating income                            16,901
  Equity in loss of subsidiary                (2,009)
  Interest expense, net                      (20,594)
  Loss before income tax expense
   and extraordinary item                     (5,702)
  Income taxes                                   (64)
Extraordinary item loss on early
   retirement of debt                           (332)
  Net Loss                                    (6,098)
  Preferred stock dividends                   (2,196)
  Loss applicable to common stock          $  (8,294)

  Net loss per common share                $    (.56)

  Weighted average number of common
    shares outstanding                        14,849


4. Contingencies:

     In December 1995, a suit was filed against the Company alleging a breach of a letter agreement and seeking an amount in excess of $2,250 for a commission allegedly owed in connection with the merger with FII (Note 3). The Company denies that the claimant at any time was engaged in connection with the merger. The Company filed an answer in January 1996, denying that any commission is owed. This litigation is schedules for trial in December 1997. While any litigation contains an element of uncertainty, management is of the opinion that the ultimate resolution of this matter should not have a material adverse effect upon results of operations, cash flows or financial position of the Company.

     On July 31, 1997 the Company was served with a purported shareholder class action complaint in an action commenced in the Delaware Chancery Court in New Castle County. The Company and its directors are named as defendants. The complaint seeks injunctive relief, costs and attorneys' fees with respect to the proposed merger of the Company and Tel-Save Holdings, Inc. which was announced on July 17, 1997 (See Note 9).

     As of October 27, 1997, an agreement in principal had been reached between the Company and counsel for the plaintiff class, which agreement, subject to court approval, would result in dismissal of the Complaint with prejudice and release of all claims of the plaintiff class relating to the merger.

     The Company's sales and use tax returns in certain jurisdictions are currently under examination. Management believes these examinations will not result in a material change from liabilities provided.

     In addition to the above matters, the Company is a party to various legal actions, the outcome of which, in the opinion of management, will not have a material adverse effect on results of operations, cash flows or financial position of the Company.

5. Income Taxes:

     The Company accounts for income taxes under Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established, when necessary, to reduce the deferred income tax assets to the amount expected to be realized.

6. Extraordinary Item:

     At June 30, 1996, the Company recorded an extraordinary loss of $310 relating to the early retirement of a $5,000 credit facility. The early retirement took place as a result of requirements in the merger agreement with FII (Note 3).

7.  Earnings per Share:

     Statement of Financial Accounting Standards No. 128, "Earnings per Share" changes the reporting requirements for earnings per share ("EPS") for publicly traded companies by replacing primary EPS with basic EPS and changing the disclosures associated with this change. The Company is required to adopt this standard for its December 31, 1997 year-end and is currently evaluating the impact of this standard.

8.   Consolidating Financial Statements:

     The following unaudited statements separately show Shared Technologies Fairchild Inc. and the subsidiaries of Shared Technologies Fairchild Inc. These statements are provided to fulfill SEC reporting requirements. All of Shared Technologies Fairchild Inc.'s subsidiaries are wholly owned and are full guarantors on the 12 1/4% Senior Subordinated Notes due 2006.

     Shared Technologies Fairchild Inc.
     September 30, 1997

                                                                                                 Eliminating     Consolidated
                                               STFTI             STFCC              STFI            Entries          STFI
                                            ---------------------------------------------------------------------------------
Assets
     Current Assets:
       Cash and cash equivalents                  150                                  28                                 178
       Accounts receivable, net                33,766                                 389                              34,155
       Inventories                              4,735                                                                   4,735
       Other current assets                     3,961                                                                   3,961
                                            ---------------------------------------------------------------------------------
        Total current assets                   42,612                 0               417                 0            43,029
                                            ---------------------------------------------------------------------------------
     Equipment:
       Property & Equipment                   105,302                                                                 105,302
       Accumulated depreciation               (37,234)                                                                (37,234)
                                            ---------------------------------------------------------------------------------
       New Property & Equip                    68,068                 0                 0                 0            68,068
                                            ---------------------------------------------------------------------------------
     Other Assets:
     Investment in affiliates                     382            47,540            55,174          (102,342)              754
       Intangible assets                                          7,627           250,448                             258,075
       Note Receivable                                          144,173                            (144,173)                -
       Intercompany Receivable                143,322           228,866                            (372,188)                -
       Deferred income taxes

       Other                                      316                                                                     316
                                            ---------------------------------------------------------------------------------
       Total Other Assets                     144,020           428,206           305,622          (618,703)          259,145
                                            ---------------------------------------------------------------------------------
       Total assets                         $ 254,700         $ 428,206           306,039          (618,703)          370,242
                                            =================================================================================

Liabilities and Stockholders' Equity
 Current Liabilities:
  Current portion of
  long term debt and
  capital lease obligations                                      16,083                                                16,083

  Accounts payable                             18,394                                                                  18,394
  Accrued expenses                              7,488                                 460                               7,948
  Accrued dividends                                                                 1,555                               1,555
  Advanced billings                             7,079                                                                   7,079
                                            ---------------------------------------------------------------------------------
Total current liabilities                      32,961            16,083             2,015                 0            51,059
                                            ---------------------------------------------------------------------------------
Long-term debt, and current
 lease obligations
 less current portion                         144,173           239,633                            (144,173)          239,633
                                            ---------------------------------------------------------------------------------
 Redeemable put warrant                                                               887                                 887
                                            ---------------------------------------------------------------------------------
 Convertible preferred stock                                                       25,000                              25,000
                                            ---------------------------------------------------------------------------------
 Special preferred stock                                                           15,061                              15,061
                                            ---------------------------------------------------------------------------------
 Stockholders' equity:
 Preferred Stock, Series C                                                              -                                   -
 Preferred Stock,  Series D                                                             1                                   1
 Common Stock                                       1                 1                69                (2)               69
 Additional paid-in capital                    47,538            54,802            78,137          (102,340)           78,137
       Accumulated deficit                     30,027           (25,635)          (43,997)                            (39,605)
       Intercompany                                             143,322           228,866          (372,188)                -
                                            ---------------------------------------------------------------------------------
 Total stockholders' equity                    77,566           172,490           263,076          (474,530)           38,602
                                            ---------------------------------------------------------------------------------
Total liabilities and stockholders' equity  $ 254,700           428,206           306,039          (618,703)          370,242
                                            =================================================================================

Shared Technologies Fairchild Inc.
Consolidated  Financial Statements
(continued)


                                               STFTI          STFCC           STFI          Entries        STFI
                                              ---------------------------------------------------------------------

       REVENUE
        Total revenue                         131,980                          9,799                       141,779
        Total cost of revenue                  71,125                                                       71,125
                                              ---------------------------------------------------------------------
       Gross margin                            60,855               -          9,799              -         70,654

       Gross margin %                           46.11%                           100%                        49.83%
                                              ---------------------------------------------------------------------
       Selling, general & administrative
       expenses                                45,941                          5,595                        51,536
                                              ---------------------------------------------------------------------
       Operating Income                        14,914               -          4,204              -         19,118
       Other income (expense):
       Equity in loss of
       affiliate                                                             (11,806)        11,596           (210)
       interest expense, net                   (9,712)        (12,192)           210                       (21,694)
                                              ---------------------------------------------------------------------
                                               (9,712)        (12,192)       (11,596)        11,596        (21,904)
                                              ---------------------------------------------------------------------
       Income(loss)before income
       taxes and extraordinary
       item                                     5,202          (7,392)        11,596         (2,786)       (12,192)
       Income tax                                (214)                                                        (214)
                                              ---------------------------------------------------------------------
       Income (loss) before
       extraordinary item                       4,988         (12,192)        (7,392)        11,596         (3,000)
       Extraordinary item, loss on early
       retirement of debt                           -               -              -              -              -
                                              ---------------------------------------------------------------------
       Net income (loss)                        4,988         (12,192)        (7,392)        11,596         (3,000)
      Preferred stock dividends                                               (3,689)                       (3,689)
      Income (loss)applicable
       to common stock                          4,988         (12,192)       (11,081)        11,596         (6,689)
                                              ---------------------------------------------------------------------


     9. Merger Agreement. On July 16, 1997, the Company, Tel-Save Holdings Inc. ("Tel-Save"), and TSHCo, Inc. ("Merger Sub"), a wholly owned subsidiary of Tel-Save, entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement the Company shall be merged (the "Merger") with and into Merger Sub and each common stock holder of the Company shall receive for each share of the Company's common stock $11.25 worth of shares of common stock of Tel-Save based upon the average closing price of Tel-Save common stock for the 15 trading days ending on the third business day prior to the closing of the Merger. Holders of Series C and Series D preferred stock of the Company will receive preferred stock in Tel-Save with substantially identical terms to the series C and D preferred stock of the Company. The Merger is intended to be a tax-free exchange of shares and is expected to qualify for pooling of interests accounting treatment. The Merger is subject to approval of stockholders of both companies and other customary closing conditions.

     In connection with the Merger Agreement, the Company has entered into a Stock Option Agreement with Tel-Save pursuant to which Tel-Save has the option (the "Option") to acquire 3,000,000 shares of common stock of the Company upon the termination of the Merger Agreement under certain circumstances (a "Purchase Event"). The Option expires on the earlier of (a) consummation of the Merger,
(b) January 15, 1998 or (c) the termination of the Merger Agreement other than pursuant to a Purchase Event (as such term is defined in the Stock Option Agreement). In addition, the Company has entered into a Voting Agreement with Daniel Borislow, the Chairman and Chief Executive Officer of Tel-Save, pursuant to which Mr. Borislow has agreed to vote his shares of Tel-Save common stock in favor of the Merger and the Merger Agreement.

     On October 30, 1997, the Tel-Save Holdings, Inc. and Shared Technologies Fairchild Inc. Joint Proxy Statement was filed with the Securities and Exchange Commission giving notice of each company's special meeting of stockholders to be held on December 1, 1997.

NACANCO PAKETLEME SANAYI VE TICARET A.S.

AUDITOR'S REPORT AND FINANCIAL STATEMENTS
AT 31 DECEMBER 1996 AND 1995

                                AUDITOR'S REPORT



To the Board of Directors
Nacanco Paketleme Sanayi ve
Ticaret A.S.
Manisa


1. We have audited the accompanying US dollar balance sheets of Nacanco Paketleme Sanayi ve Ticaret A.S. ("the Company") at 31 December 1996 and 1995, and the related US dollar statements of income and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

2. We conducted our audit in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used, and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

3. In our opinion, the US dollar financial statements referred to above present fairly, in all material respects, the financial positions of Nacanco Paketleme Sanayi ve Ticaret A.S. at 31 December 1996 and
        1995 and the results of its operations and cash flows for the years then ended in conformity with the accounting principles generally accepted in the United States of America.

Basaran Serbest Muhasebeci
Mali Musavirlik Anonim Sirketi
a member of
Price Waterhouse






Z Uras, SMMM

Istanbul, 13 November 1997

NACANCO PAKETLEME SANAYI VE TICARET A.S.

BALANCE SHEETS
AT 31 DECEMBER
(Amounts expressed in thousands of US dollars)


                                                      1996             1995
                                                   US$'000          US$'000
ASSETS
Current assets:-
Cash and due from banks (Note 4)                    16,632           14,103
Marketable securities                                  394            1,360
Trade receivables (Note 5)                           7,585           10,050
Due from related companies (Note 16)                     -               12
Inventories (Note 6)                                13,947           15,612
Other receivables and prepaid expenses                 118              333
Deferred tax assets (Note 10)                          247              395
                                                       ---              ---

Total current assets                                38,923           41,865

Long-term trade receivables                            114               82
Property, plant and equipment - net (Note 7)        36,230           32,633
Other long-term assets (Note 8)                      1,401            1,892
                                                     -----            -----

Total assets                                        76,668           76,472
                                                    ======           ======


The accompanying notes form an integral part of these financial statements.

NACANCO PAKETLEME SANAYY VE TYCARET A.S.

BALANCE SHEETS
AT 31 DECEMBER
(Amounts expressed in thousands of US dollars)


                                                              1996        1995
                                                           US$'000     US$'000
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:-
Trade payables (Note 9)                                      2,328       3,371
Due to related companies (Note 16)                           2,029       4,081
Short-term borrowing (Note 12)                                   -       2,000
Current portion of long-term borrowing (Note 12)               103         186
Income taxes payable (Note 10)                              12,582      11,512
Accrued expenses and other payables (Note 11)                1,720       1,853
                                                             -----       -----

Total current liabilities                                   18,762      23,003

Long-term borrowing (Note 12)                                  206         559
Reserve for employment termination benefits (Note 13)          360         289
Non-current deferred tax liability - net (Note 10)             513       1,107
                                                               ---       -----

Total liabilities                                           19,841      24,958
                                                            ------      ------

Shareholders' equity:-
Share capital (Notes 14 and 15)                             18,267      18,267
Retained earnings                                           38,560      33,247
                                                            ------      ------

Total shareholders' equity                                  56,827      51,514
                                                            ------      ------

Total liabilities and shareholders' equity                  76,668      76,472
                                                            ======      ======

Commitments and contingencies (Note 21)


The accompanying notes form an integral part of these financial statements.

NACANCO PAKETLEME SANAYY VE TYCARET A.S.

STATEMENTS OF INCOME
FOR THE YEARS ENDED 31 DECEMBER 1996, 1995 AND 1994
(Amounts expressed in thousands of US dollars)

                                                                                                   1994
                                                            1996                1995        (UNAUDITED)
                                                         US$'000             US$'000            US$'000
Net sales                                                105,069              97,160             72,516
Cost of sales (Note 17)                                  (66,484)            (65,728)           (41,511)
                                                          ------              ------             ------

Gross profit                                              38,585              31,432             31,005

General and administrative expenses (Note 18)             (1,342)             (1,117)               970
Selling and marketing expenses                              (356)               (238)               225
Royalty expenses (Note 20)                                (1,603)             (1,595)                --
                                                           -----               ------            ------

Operating profit                                          35,284              28,482             29,810

Financial income (expense) - net (Note 19)                 1,453               2,675             (4,650)
Other expenses                                              (399)               (135)              (944)
                                                             ---                -----            ------

Income before taxes and translation loss                  36,338              31,022             24,216

Provision for taxes (Note 10)                            (17,789)            (15,248)            (9,651)
Translation loss                                            (430)               (311)            (4,776)
                                                             ---                 ---             ------

Net income for the year                                   18,119              15,463              9,789
                                                          ======              ======             ======

Weighted average number of shares
  with TL1,000 face value each (Note 2)              166,500,000         166,500,000        166,500,000
                                                     ===========         ===========        ===========

Earning per share in US dollars (Note 2)                   0.109               0.092              0.059
                                                           =====               =====              =====


The accompanying notes form an integral part of these financial statements.

NACANCO PAKETLEME SANAYI VE TICARET A.S.

STATEMENTS OF INCOME
FOR THE YEARS ENDED 31 DECEMBER 1996 AND 1995
(Amounts expressed in thousands of US dollars)


The accompanying notes form an integral part of these financial statements.

NACANCO PAKETLEME SANAYY VE TYCARET A.S.

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED 31 DECEMBER 1996 AND 1995

                                                                     1996              1995
                                                                  US$'000           US$'000
Cash flows from operating activities:-
------------------------------------
Net income                                                         18,119            15,463
Adjustments to reconcile net income to
net cash provided by operating activities:-

Depreciation for the year                                           2,413             2,125
Reserve for employment termination benefits                            71               136
Loss/(gain) on sale of property, plant and equipment                   25                (8)
Decrease/(increase) in trade receivables                            2,465            (4,827)
Decrease in due from related parties                                   12                 5
Decrease in other receivables and prepaid expenses                    215               794
Decrease/(increase) in inventories                                  1,665            (1,119)
Decrease in long-term assets                                          491             1,224
(Decrease)/increase in trade payables                              (1,043)              427
(Decrease)/increase in due to related parties                      (2,052)            2,355
(Decrease)/increase in accrued expenses                              (133)            1,182
Change in taxes                                                       616             2,872
                                                                   ------             -----

Total adjustments                                                   4,745             5,166
                                                                   ------             -----

Net cash provided by operating activities                          22,864            20,629
                                                                   ------            ------
Cash flows used in investing activities:-
---------------------------------------
Capital expenditure                                                (6,407)           (3,411)
Proceeds from sale of property, plant and equipment                   372               114
Investment in subsidiary                                              (24)              (24)
                                                                   ------             -----

Net cash used in investing activities                              (6,059)           (3,321)
                                                                   ------             -----
Cash flows from financing activities:-
------------------------------------
Dividends paid                                                    (12,806)           (4,721)
Payments of bank borrowings                                        (2,436)           (2,400)
                                                                   ------             -----

Net cash used in financing activities                             (15,242)           (7,121)
                                                                   ------             -----

Net increase in cash and cash equivalents                           1,563            10,187

Cash and cash equivalents at the beginning of the year             15,463             5,276
                                                                   ------             -----

Cash and cash equivalents at the end of the year                   17,026            15,463
                                                                   ======            ======
Supplemental disclosure of cash flow information:-
------------------------------------------------
Cash paid during the year for
Interest                                                              234               502
Income taxes                                                       18,355             7,612

The accompanying notes form an integral part of these financial statements.

NACANCO PAKETLEME SANAYI VE TICARET A.S.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 1996 AND 1995

NOTE 1 - NATURE OF OPERATIONS

Nacanco Paketleme Sanayi ve Ticaret A.S. ("the Company") was established on
10 April 1988 and is registered in Manisa, Turkey. Its primary activity is the production and sale of customized steel and aluminum cans for soft drinks and beer. The Company is 65% owned by Pechiney International S.A. (Note 15).

NOTE 2 - BASIS OF PRESENTATION OF FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES

The Company maintains its books of account both in Turkish lira based on the Turkish Commercial Code, tax legislation and Turkish Standard Chart of Accounts and in US dollars in accordance with the accounting principles generally accepted in the United States of America (US GAAP) (Note 3).

Dividends, when declared, are paid in Turkish lira. There are no exchange restrictions with respect to the Turkish Lira.

The following significant accounting policies have been applied in the preparation of these financial statements.

Cash and cash equivalents
-------------------------

Cash and cash equivalents include cash, due from banks and marketable securities with original maturities of less than three months.

Marketable securities
---------------------

Marketable securities consist of reverse repurchase agreements with a predetermined sale price at fixed future dates comprise Turkish government bonds and Treasury bills and are stated at cost plus accrued interest.

Inventories
-----------

Inventories are stated at the lower of actual cost or net realizable value. Cost is determined using the standard costing method for all inventories. At the year end, price and value differences are allocated between inventories on hand and cost of goods sold. The cost elements included in the inventory are materials, labor and an appropriate amount of overhead (Note 6).

Property, plant and equipment and related depreciation
------------------------------------------------------

Property, plant and equipment are stated at cost (Note 7). The depreciation for property, plant and equipment is provided for on a straight-line basis which approximates the economical useful lives of such assets as follows:-

                                                           %
                                                           -
Buildings                                                  2
Machinery and equipment                                  5.8
Furniture and fixtures                                    33
Motor vehicles                                            33

NACANCO PAKETLEME SANAYI VE TICARET A.S.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 1996 AND 1995

NOTE 2 - (CONTINUED)

Related companies
-----------------

For the purpose of the financial statements, shareholders, the investee company and the companies and parties identified by the Company as being controlled by/affiliated with them are considered and referred to as related companies (Note 16).

Income taxation
---------------

Income taxes are recorded using the liability method. Deferred tax assets and liabilities are recorded with respect to differences between the basis of assets and liabilities for tax purposes and financial reporting purposes. Valuation allowances in respect of deferred tax assets are recorded when it is considered more likely than not that such deferred tax assets will not be realized
(Note 10).

Forward contracts
-----------------

Forward contracts represent US dollar hedges against firm raw material purchase commitments denominated in Deutschemarks. Gains or losses on such forward contracts are treated as elements of the cost of raw materials purchased.

Employment termination benefits
-------------------------------

Employment termination benefits, as required by Turkish Labor Law, are recognised in the financial statements as they are earned. The total provision represents the vested benefit obligation assuming the termination of the employment of all employees eligible for such termination benefits at the balance sheet date (Note 13).

Revenue recognition
-------------------

Revenue is recognised on the shipment of goods.

Disclosure about fair value of financial instruments
----------------------------------------------------

The fair values of certain financial instruments carried at cost, including cash and due from banks, deposits with banks, marketable securities and short term loans are considered to approximate their respective carrying values due to their short-term nature.

The carrying value of trade receivables are estimated to be their fair values.

Balances denominated in foreign currencies are translated at year-end exchange rates.

Fair value of derivatives foreign exchange instruments (Note 21) are based on the values of the underlying currencies.

NACANCO PAKETLEME SANAYI VE TICARET A.S.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 1996 AND 1995

NOTE 2 - (CONTINUED)

Earnings per share
------------------

Earnings per share disclosed in the accompanying statement of income are determined by dividing net income by the average number of shares in existence during the year concerned.

Use of estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - FOREIGN CURRENCY TRANSLATION

The functional currency of the Company is the Turkish lira. Primarily all revenues are denominated in Turkish lira generally with purchase prices tied to the US dollar exchange rates. Significant portion of purchases are denominated in other currencies, primarily the US dollar and the Deutschmark.

The Turkish lira has experienced significant inflation since prior to the inception of the Company. Annual inflation in Turkey for the year ended 31 December 1996 was 84.9% (1995: 64.9%) based on the nationwide wholesale price index (WPI) announced by the state institute of statistics of the Republic of Turkey.

Because the economy of Turkey has been highly inflationary, the Company has selected the US dollar as its reporting currency for international reporting purposes. The translation of the financial statements has been done in accordance with Financial Accounting Standards Board Statement Number 52 "Foreign Currency Translation" for entities in highly inflationary economies by translating transactions denominated in other than the US dollar at the exchange rate on the transaction date. Gains and losses on foreign currency translations are recorded to the statement of income in the period that they occur. Assets and liabilities denominated in other than the US dollar are translated into the US dollar at period end exchange rates.

NACANCO PAKETLEME SANAYI VE TICARET A.S.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 1996 AND 1995

NOTE 4 - CASH AND DUE FROM BANKS

                                                       1996              1995
                                                    US$'000           US$'000
Cash on hand                                              2                 6
                                                     ------            ------
Due from banks:-
Demand deposits   - USD                                 174                 5
                  - TL                                  136                28
                  - other currency                       90                76
Time deposits     - USD                              14,680            13,693
                  - TL                                   27               295
                  - other currency                    1,523                 -
                                                     ------            ------

                                                     16,632            14,103
                                                     ======            ======
NOTE 5 - TRADE RECEIVABLES
                                                       1996              1995
                                                    US$'000           US$'000
Maksan Mesrubat ve Kutulama San. A.S.                 1,975             2,077
Fruko Tamek Meyva Sulari San. A.S.                    1,747             1,323
T Tuborg Bira ve Malt San. A.S.                         797             1,601
Guney Biracilik ve Malt San. A.S.                       738             1,055
Ege Biracilik ve Malt San. A.S.                         611             1,429
Erciyes Biracilik ve Malt San.A.S.                        -               701
Post-dated cheques                                      219                 -
Other                                                 1,498             1,864
                                                     ------            ------

                                                      7,585            10,050
                                                     ======            ======
NOTE 6 - INVENTORIES
                                                       1996              1995
                                                    US$'000           US$'000
Raw materials                                         2,025             1,472
Finished goods                                        4,743             5,374
Ends                                                  1,093               147
Goods-in-transit                                      5,003             7,336
Spare parts                                           1,083             1,283
                                                     ------            ------

                                                     13,947            15,612
                                                     ======            ======

NACANCO PAKETLEME SANAYI VE TICARET A.S.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 1996 AND 1995

NOTE 7 - PROPERTY, PLANT AND EQUIPMENT

                                        1 January 1996   Additions   Disposals  Transfers   31 December 1996
                                               US$'000     US$'000     US$'000    US$'000            US$'000
Land                                               294           -           -          -                294
Buildings                                        4,751           -           -          -              4,751
Machinery and equipment                         31,131           -        (442)     8,200             38,889
Motor vehicles                                     239           -         (12)        57                284
Furniture and fixtures                             463           -           -         14                477
                                                   ---     -------    --------         --                ---

                                                36,878           -        (454)     8,271             44,695

Construction in progress                         3,281       6,407           -     (8,271)             1,417
                                                 -----       -----     -------      -----              -----

                                                40,159       6,407        (454)         -             46,112

Less: Accumulated depreciation                  (7,526)     (2,413)         57          -             (9,882)
                                                 -----       -----          --   --------              ------

Net book value                                  32,633       3,994        (397)         -             36,230
                                                ======       =====         ===   ========             ======

                                        1 January 1995   Additions   Disposals  Transfers   31 December 1995
                                               US$'000     US$'000     US$'000    US$'000            US$'000
Land                                               294           -           -          -                294
Buildings                                        4,751           -           -          -              4,751
Machinery and equipment                         30,712           -        (105)       524             31,131
Motor vehicles                                     247          25         (33)         -                239
Furniture and fixtures                             456           -          (3)        10                463
                                                   ---     -------           -         --                ---

                                                36,460          25        (141)       534             36,878

Construction in progress                           429       3,386           -       (534)             3,281
                                                   ---       -----     -------        ---              -----

                                                36,889       3,411        (141)         -             40,159

Less: Accumulated depreciation                  (5,436)     (2,125)         35          -             (7,526)
                                                 -----       -----          --   --------              -----

Net book value                                  31,453       1,286        (106)         -             32,633
                                                ======       =====         ===   ========             ======

NACANCO PAKETLEME SANAYI VE TICARET A.S.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 1996 AND 1995

NOTE 7 - (CONTINUED)

The mortgage on real estate, amounting to approximately US$821 (1995: US$1,482), has been given to Manisa Chamber of Commerce.

In 1995, the Company gave a sequestration right by way of attachment to customs authorities on its building and machinery as collateral against its import commitments (Note 21). The limit of the global sequestration right on the Company's building and machinery amounts to TL265.5 million (some US$2.5 million). The usage amounted to US$1,162,000 at 31 December 1996 (1995:
US$1,782,000).


NOTE 8- OTHER LONG-TERM ASSETS


                                                               1996          1995
                                                            US$'000       US$'000
Up-front payment for volume discount - net of amortization    1,294         1,642
Others                                                          107           250
                                                                ---           ---

                                                              1,401         1,892
                                                              =====         =====

The Company made a special sales agreement with Fruko-Tamek Meyva Sulari Sanayi A.S. ("Fruko") in 1994. According to the agreement, the Company paid US$2,000,000 to Fruko as a prepayment for volume discount on future sales of a specified number of units. Effective from 1 January 1995, the prepaid discounts have been subject to amortisation based on the quantity of goods sold to Fruko.


NOTE 9 - TRADE PAYABLES

                                                               1996          1995
                                                            US$'000       US$'000
Rasselstein AG                                                1,263           558
Le Fer Blanc S.A.                                                 -           993
Other                                                         1,065         1,820
                                                              -----         -----

                                                              2,328         3,371
                                                              =====         =====

Rasselstein AG is the Company's main coil supplier. Other payables comprise of trade payables to miscellaneous foreign and domestic suppliers for purchases of raw and auxiliary materials.


NOTE 10 - TAXATION

The corporation tax rate (including fund premiums) is 27.5%, whereas the minimum effective rate on the total income of a company before exemptions, if any, is 22%. Investment incentive allowance, income from participations and income from investment funds are not subject to corporate tax, however investment incentive allowance is subject to a withholding tax of 16.5%.

Income after corporation tax (including fund premiums), adjusted for certain exemptions and deductions, is subject to withholding tax at 11% for quoted companies (companies with a minimum of 15% of their nominal share capital held by the public) and 22% for other companies. Thus, the standard total effective rate is 44% for the Company at 31 December 1996.

NACANCO PAKETLEME SANAYI VE TICARET A.S.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 1996 AND 1995

NOTE 10 - (CONTINUED)

Interest income on Turkish government bonds and Treasury bills is subject to corporation tax, but is partially exempt from the withholding tax. The partial exemption is determined according to the portion of the interest income in total income.

The total provison for taxes reflected in the accompanying financial statements are different from the amounts computed by applying the above mentioned standard effective rates as follows;

                                                         1996          1995
                                                      US$'000       US$'000
Provision for tax with effective tax rate of 44%       15,989        13,650
Effect of remeasurement in USD                          1,800         1,598
                                                        -----         -----
Provison for taxes in the accompanying
   financial statements                                17,789        15,248
                                                       ======        ======

Taxes payable calculated by the Company at 31 December 1996 and 1995 in Turkish lira and converted into US dollars at the exchange rate prevailing at that date are as follows:-

                                                         1996          1995
                                                      US$'000       US$'000
Statutory taxation                                     14,702        12,884
Prepaid taxes                                          (2,120)       (1,372)
                                                        -----         -----

Statutory income taxes payable - net                   12,582        11,512
                                                       ======        ======

Deferred taxes:-
--------------

The breakdowns of cumulative timing differences and resulting deferred tax assets/liabilities provided at 31 December 1996 and 1995 using the prevailing/expected future tax rates, were as follows:-


                                                         1996                                          1995
                                      ----------------------------------------    -----------------------------------------
                                              Cumulative                                  Cumulative
                                      timing differences          Deferred tax    timing differences           Deferred tax
                                       (income)/ expense  assets/(liabilities)     (income)/ expense   assets/(liabilities)
                                              TL million               US$'000            TL million                US$'000
Current timing differences:-
--------------------------

Accrual for export discounts to be given          41,891                   171                20,825                    154
Accrual for professional fees                      9,783                    40                 2,975                     22
Accrual for customer claims                        6,672                    27                 6,248                     46
Accrual for free cans to be given                      -                     -                18,743                    139
Accrual for other expenses                         1,906                     9                 4,633                     34
                                                                           ---                                           --

                                                                           247                                          395
                                                                           ===                                          ===
Non-current timing differences:-
------------------------------

Adjustment for depreciation of fixed assets
  according to their useful lives               (160,350)                 (656)             (166,819)                (1,234)

Reserve for employment termination benefits       35,074                   143                17,171                    127
                                                                           ---                                          ---

                                                                          (513)                                      (1,107)
                                                                           ===                                        =====

NACANCO PAKETLEME SANAYI VE TICARET A.S.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 1996 AND 1995

NACANCO PAKETLEME SANAYI VE TICARET A.S.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 1996 AND 1995

NOTE 10 - (CONTINUED)

Tax charges in the accompanying statements of income, which was calculated, on a monthly basis throughout the year, in Turkish lira and converted into US dollars at the monthly average rates, amounted to US$17,789,000 in total at 31 December 1996 (1995: US$15,248,000), including the effects of deferred tax credits of US$633,000 (1995: US$1,762,000).

In Turkey, there is no procedure for the final agreement of tax assessments. Tax returns are filed within four months of the end of the year to which they relate. The tax authorities may, however, examine the accounting records and/or revise assessments within five years.

NOTE 11 - ACCRUED EXPENSES AND OTHER PAYABLES

                                                              1996                   1995
                                                           US$'000                US$'000
Value added tax payable                                        658                    605
Payroll and withholdings                                       571                    243
Other                                                          491                  1,005
                                                               ---                  -----

                                                             1,720                  1,853
                                                             =====                  =====

NOTE 12 - BORROWING

                                                                              1996         1995
                                            Maturity    Interest rate %    US$'000      US$'000
                                            --------    ---------------    -------      -------
Short-term borrowing:-
Citibank N.A. Izmir                      6 July 1996    Libor plus 1.25          -        2,000
                                                                                          =====

Long-term borrowing:-
Sinai Yatirim ve Kredi Bankasi A.O.   31 August 1999                 25        309          745
                                                                               ---          ---
Less: Current portion of long-term
   borrowing                                                                 (103)         (186)
                                                                              ---           ---

Long-term borrowing                                                            206          559
                                                                               ===          ===

At 31 December 1996, the letters of guarantee provided to Sinai Yatirim ve Kredi Bankasi A.O. for the above borrowing amounted to US$402,000 (1995: US$969,000).

NOTE 13 - RESERVE FOR EMPLOYMENT TERMINATION BENEFITS

There are no agreements for pension commitments other then the legal requirement as explained below.

Under Turkish labor law, as supplemented by union agreements, the Company is required to pay termination benefits to each employee who has completed one year of service and whose employment is terminated without due cause, who retires, completes 25 years of service (20 years for women), is called up for military service or dies. The amount payable consists of one month's salary, limited to US$496 (1995: US$526) for each year of service. The Company has calculated the reserve in accordance with these limits. At 31 December 1996, the Company's total earned

NACANCO PAKETLEME SANAYI VE TICARET A.S.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 1996 AND 1995

benefits calculated on this basis were US$360,000 (1995: US$289,000). With effect from 1 January 1997 the limit has been increased to US$718 for each year of service.

NACANCO PAKETLEME SANAYI VE TICARET A.S.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 1996 AND 1995

NOTE 14 - CHANGES IN SHAREHOLDERS' EQUITY

                                      Share        Retained
                                    capital        earnings         Total
                                    US$'000         US$'000       US$'000
1 January 1995                       18,267          20,721        38,988
Dividends paid                            -          (2,937)       (2,937)
Net income for the year                   -          15,463        15,463
                                     ------          ------        ------

31 December 1995                     18,267          33,247        51,514

Dividends paid                            -         (12,806)      (12,806)
Net income for the year                   -          18,119        18,119
                                     ------          ------        ------

31 December 1996                     18,267          38,560        56,827
                                     ======          ======        ======

Retained earnings, as per the statutory financial statements, other than legal reserves are available for distribution, subject to the legal reserve requirements referred to below.

The legal reserves consist of first and second legal reserves, appropriated in accordance with the Turkish Commercial Code (TCC). The TCC stipulates that the first legal reserve is appropriated out of statutory profits at the rate of 5% per annum, until the total reserve reaches 20% of the issued and fully paid-in share capital. The second legal reserve is appropriated at the rate of 10% per annum of all cash distributions in excess of 5% of the paid-in share capital. Under the TCC, the legal reserves are not available for distribution unless they exceed 50% of the paid-in share capital but may be used to offset losses in the event that the general reserve is exhausted.

Dividend distribution is made by the Company in Turkish lira in accordance with the Turkish Commercial Code (TCC) after deducting taxes and setting aside the legal reserves as discussed above.

In the accompanying financial statements, legal reserves are not presented separately, but included in 'Retained Earnings'. At 31 December 1996 and 1995, the legal reserves per the statutory financial statements amounted to TL171,750 million (some US$1,598,000) and TL67,397 million(some US$1,133,000 at the exchange rate prevailing at 31 December 1995), respectively. At 31 December 1996 and 1995, unappropriated profits other than legal reserves per the statutory financial statements amounted to TL11,104 million (some US$103,000) and TL216,262 million (some US$3,635,000 at the exchange rate prevailing at 31 December 1995), respectively.

NACANCO PAKETLEME SANAYI VE TICARET A.S.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 1996 AND 1995

NOTE 15 - SHARE CAPITAL

The Company's authorized capital consists of 166,500,000 shares of TL1,000 each, which are fully paid up. The Company's paid-in share capital and shareholding structure in terms of Turkish lira at 31 December 1996 and 1995 were as follows:-

                                                     1996                         1995
                                            ------------------------    -------------------------
                                            TL million    Share (%)     TL million      Share (%)
Pechiney International S.A.                    108,225        65.00        108,219          65.00
RHI Holdings Incorporated                       53,055        31.87         53,055          31.87
Jeffrey Steiner                                  5,220         3.13          5,220           3.13
National Can Puerto Rico                             -            -              3              -
American National Can Company                        -            -              3              -
                                               -------       ------        -------         ------

                                               166,500       100.00        166,500         100.00
                                               =======       ======        =======         ======

Capital at historical US dollar value           18,267                      18,267
(US$'000)                                      =======                     =======

NOTE 16 - RELATED COMPANY TRANSACTIONS

                                                             1996                     1995
                                                          US$'000                  US$'000
Due from related companies:-
------------------------

Nacanco China                                                   -                       12
                                                            =====                    =====
Due to related companies:-
------------------------

Pechiney Rhenalu                                            1,417                      103
Nacanco France S.A.                                           453                    1,053
American National Can Company                                 106                    2,579
Nacanco UK                                                     53                       61
Nacanco Italy                                                   -                      280
Nacanco Germany                                                 -                        5
                                                            -----                    -----

                                                            2,029                    4,081
                                                            =====                    =====
Sales to related companies:-
--------------------------

Pechiney Rhenalu - scrap aluminium                          1,497                      772
Nacanco Iberica - aluminium cans                                -                      259
                                                            -----                    -----

                                                            1,497                    1,031
                                                            =====                    =====

NACANCO PAKETLEME SANAYI VE TICARET A.S.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 1996 AND 1995

NOTE 16 - (CONTINUED)

                                                       1996           1995
                                                    US$'000        US$'000

Purchases from related companies:-
--------------------------------
Pechiney Rhenalu - aluminium coils                   12,329          3,080
Nacanco France S.A. - ends                           11,114         16,676
Sitac - ends/cans                                     4,662              -
Nogara - ends/cans                                      857              -
American National Can Company - spare parts             633            709
Nacanco Ireland - ends/cans                             241            190
Nacanco UK - ends                                         -            627
Nacanco Italy - cans                                      -            604
                                                     ------         ------

                                                     29,836         21,886
                                                     ======         ======
Property, plant and equipment purchases:-
---------------------------------------

American National Can Company                         3,054          2,550
Nacanco UK                                              106              -
Nacanco Germany                                           3             64
Nacanco Spain                                             1              -
Nacanco Italy                                             -             11
                                                      -----          -----

                                                      3,164          2,625
                                                      =====          =====
Other charges to the Company:-
----------------------------

Royalty expenses                                      1,250          1,250
                                                      =====          =====
NOTE 17 - COST OF SALES

Cost of sales comprises the following:-
                                                       1996           1995
                                                    US$'000        US$'000
Direct material costs                                52,353         52,183
Labor                                                 7,601          4,028
Depreciation                                          2,602          2,267
Other overheads                                       3,928          7,250
                                                     ------         ------

                                                     66,484         65,728
                                                     ======         ======

NACANCO PAKETLEME SANAYI VE TICARET A.S.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 1996 AND 1995

NOTE 18 - GENERAL AND ADMINISTRATIVE EXPENSES


                                                      1996             1995
                                                   US$'000          US$'000
Salaries                                               652              434
Travel expenses                                        102               70
Communication expenses                                  93              109
Fringe benefits                                         70               97
Other                                                  425              407
                                                     -----            -----

                                                     1,342            1,117
                                                     =====            =====

NOTE 19 - FINANCIAL INCOME

                                                      1996             1995
                                                   US$'000          US$'000
Financial income:-
----------------
Interest income on bank deposits                       928            2,003
Interest income on marketable securities               303              798
Other                                                  384              376
                                                     -----            -----

                                                     1,615            3,177
Financial expenses:-
------------------
Interest expense on borrowing                          162              502
                                                     -----            -----

Financial income - net                               1,453            2,675
                                                     =====            =====


NOTE 20 - ROYALTY

The Company had a technical assistance and trademark license agreement with American National Can Company for a period of five years from 4 April 1988. The agreement included a clause stating that the agreement would be automatically renewed for the subsequent years unless 12 months' written notice was given by either party. The parties drew up an amendment to the existing contract, changing the annual royalty amount effective from 1 January 1994 to US$1,250,000. The amendment was approved by the Foreign Investment Department of Treasury and of the Republic of Turkey. Royalty is subject to a withholding tax at the rate of 22% including fund premiums which the Company is also liable to pay. At 31 December 1996, royalty expenses including withholding tax amounted to US$1,603,000 (1995: US$1,595,000).

NACANCO PAKETLEME SANAYI VE TICARET A.S.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 1996 AND 1995

NOTE 21 - COMMITMENTS AND CONTINGENCIES

The commitments and contingent liabilities of the Company are summarised as follows:-

                                          1996              1995
                                       US$'000           US$'000
Letters of guarantee                     1,686             4,089
Sequestration rights (Note 7)            1,162             1,782
Mortgage given (Note 7)                      1                 1
                                         -----             -----

                                         2,849             5,872
                                         =====             =====

The Company enters into cross currency forward contracts to hedge its exposure to fluctuations in foreign exchange rates for raw material purchases. The forward contracts were made to purchase Deutschemark (DM) against the US dollar to hedge material purchases in DM. The forward contracts, maturing between 15 January and 15 December, amounted to DM16,800,000 (1995: DM15,600,000) against US$11,072,298 (1995: US$11,167,670) at 31 December 1996.

At maturities, a loss of some US$1,322,000 (1995: US$785,000) was incurred on the forward contracts in 1997. In the accompanying financial statements, no accrual was made for the portion of loss belonging to the year ended 31 December 1996 which was approximately US$128,000 (1995: US$280,000).

There was no correction for 1995 taxation during the preparation of tax returns in 1996.


NOTE 22 - SUBSEQUENT EVENTS

- The Company signed a new agreement with one of its major customers in April 1997 for the purchases of a specified amount of cans over an eight-year period. The agreement requires a up-front payment of DM6 million to the customer as an advance for the volume discount on the future sales.

- At the Board of Directors' meeting held on 28 April 1997, the Company decided to distribute a dividend amounting to TL1,698,307 million (some US$13,019,000 translated at the date of declaration) which was distributed subsequently.

                   -------------------------------------------

                        CONSENT OF ARTHUR ANDERSEN LLP

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 8-K, into the Company's previously filed Registration Statement File No. 333-37297.


                                                 ARTHUR ANDERSEN LLP


December 12, 1997

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-37297) of the Fairchild Corporation of our report dated November 13, 1997 relating to the financial statements of Nacanco Paketleme Sanayi Ve Ticaret A.S. which appears in the Current Report on Form 8-K of the Fairchild Corporation dated December 8, 1997.


Babaran Serbest Muhasebeci
Mali Mupavirlik Anonim Pirketi
a member of Price Waterhouse

Istanbul, Turkey
December 8, 1997

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 8-K, into the previously filed Registration Statement File No. 333-37297.




                                                  Rothstein, Kass & Company P.C.

Roseland, New Jersey
December 12, 1997